                                                                     Exhibit 4.7

                                   DaVita Inc.
                                   as Issuer,

                     THE SUBSIDIARY GUARANTORS NAMED HEREIN

                                  $225,000,000

                        9 1/4 % Senior Subordinated Notes
                               due April 15, 2011

                                  -------------


                                    INDENTURE

                           Dated as of April 11, 2001


                                  -------------



                               U.S. TRUST COMPANY
                         OF TEXAS, NATIONAL ASSOCIATION

                                   as Trustee

                               TABLE OF CONTENTS

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                                                 ARTICLE I
                                DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.      DEFINITIONS..................................................................     1
SECTION 1.2.      INCORPORATION BY REFERENCE OF TIA............................................    27
SECTION 1.3.      RULES OF CONSTRUCTION........................................................    27

                                                 ARTICLE II
                                               THE SECURITIES

SECTION 2.1.      FORM AND DATING..............................................................    28
SECTION 2.2.      EXECUTION AND AUTHENTICATION.................................................    29
SECTION 2.3.      REGISTRAR, PAYING AGENT AND DEPOSITARY.......................................    29
SECTION 2.4.      PAYING AGENT TO HOLD MONEY IN TRUST..........................................    30
SECTION 2.5.      HOLDER LISTS.................................................................    30
SECTION 2.6.      TRANSFER AND EXCHANGE........................................................    30
SECTION 2.7.      REPLACEMENT NOTES............................................................    45
SECTION 2.8.      OUTSTANDING NOTES............................................................    45
SECTION 2.9.      TREASURY NOTES...............................................................    45
SECTION 2.10.     TEMPORARY NOTES..............................................................    46
SECTION 2.11.     CANCELLATION.................................................................    46
SECTION 2.12.     DEFAULTED INTEREST...........................................................    46
SECTION 2.13.     CUSIP NUMBERS................................................................    47

                                                ARTICLE III
                                                REDEMPTION

SECTION 3.1.      OPTIONAL REDEMPTION..........................................................    47
SECTION 3.2.      NOTICES TO TRUSTEE...........................................................    48
SECTION 3.3.      SELECTION OF NOTES TO BE REDEEMED............................................    49
SECTION 3.4.      NOTICE OF REDEMPTION.........................................................    49
SECTION 3.5.      EFFECT OF NOTICE OF REDEMPTION...............................................    50
SECTION 3.6.      DEPOSIT OF REDEMPTION PRICE..................................................    50
SECTION 3.7.      NOTES REDEEMED IN PART.......................................................    51
SECTION 3.8.      NO MANDATORY REDEMPTION......................................................    51
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                                              ARTICLE IV
                                               COVENANTS

SECTION 4.1.      PAYMENT OF NOTES...............................................................    51
SECTION 4.2.      MAINTENANCE OF OFFICE OR AGENCY................................................    52
SECTION 4.3.      LIMITATION ON RESTRICTED PAYMENTS..............................................    52
SECTION 4.4.      CORPORATE AND PARTNERSHIP EXISTENCE............................................    54
SECTION 4.5.      PAYMENT OF TAXES AND OTHER CLAIMS..............................................    54
SECTION 4.6.      MAINTENANCE OF PROPERTIES AND INSURANCE........................................    55
SECTION 4.7.      COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT......................................    55
SECTION 4.8.      REPORTS........................................................................    56
SECTION 4.9.      LIMITATION ON STATUS AS INVESTMENT COMPANY.....................................    56
SECTION 4.10.     LIMITATION ON TRANSACTIONS WITH AFFILIATES.....................................    56
SECTION 4.11.     LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS ...........................    57
SECTION 4.12.     LIMITATIONS ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS
                  AFFECTING SUBSIDIARIES.........................................................    59
SECTION 4.13.     LIMITATIONS ON LAYERING INDEBTEDNESS...........................................    60
SECTION 4.14.     LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK.............................    61
SECTION 4.15.     WAIVER OF STAY, EXTENSION OR USURY LAWS........................................    66
SECTION 4.16.     LIMITATION ON LIENS SECURING INDEBTEDNESS......................................    67
SECTION 4.17.     LIMITATIONS ON LINES OF BUSINESS...............................................    67

                                               ARTICLE V
                                         SUCCESSOR CORPORATION

SECTION 5.1.      LIMITATION ON MERGER, SALE OR CONSOLIDATION....................................    67
SECTION 5.2.      SUCCESSOR CORPORATION SUBSTITUTED..............................................    68

                                              ARTICLE VI
                                    EVENTS OF DEFAULT AND REMEDIES

SECTION 6.1.      EVENTS OF DEFAULT..............................................................    68

                                      ii
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SECTION 6.2.      ACCELERATION OF MATURITY DATE; RESCISSION AND ANNULMENT.......................     70
SECTION 6.3.      COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE...............     71
SECTION 6.4.      TRUSTEE MAY FILE PROOFS OF CLAIM..............................................     71
SECTION 6.5.      TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES........................     72
SECTION 6.6.      PRIORITIES....................................................................     72
SECTION 6.7.      LIMITATION ON SUITS...........................................................     73
SECTION 6.8.      UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.....     74
SECTION 6.9.      RIGHTS AND REMEDIES CUMULATIVE................................................     74
SECTION 6.10.     DELAY OR OMISSION NOT WAIVER..................................................     74
SECTION 6.11.     CONTROL BY HOLDERS............................................................     74
SECTION 6.12.     WAIVER OF EXISTING OR PAST DEFAULT............................................     75
SECTION 6.13.     UNDERTAKING FOR COSTS.........................................................     75
SECTION 6.14.     RESTORATION OF RIGHTS AND REMEDIES............................................     76

                                              ARTICLE VII
                                                TRUSTEE

SECTION 7.1.      DUTIES OF TRUSTEE.............................................................     76
SECTION 7.2.      RIGHTS OF TRUSTEE.............................................................     77
SECTION 7.3.      INDIVIDUAL RIGHTS OF TRUSTEE..................................................     79
SECTION 7.4.      TRUSTEE'S DISCLAIMER..........................................................     79
SECTION 7.5.      NOTICE OF DEFAULT.............................................................     79
SECTION 7.6.      REPORTS BY TRUSTEE TO HOLDERS.................................................     79
SECTION 7.7.      COMPENSATION AND INDEMNITY....................................................     79
SECTION 7.8.      REPLACEMENT OF TRUSTEE........................................................     81
SECTION 7.9.      SUCCESSOR TRUSTEE BY MERGER, ETC..............................................     82
SECTION 7.10.     ELIGIBILITY; DISQUALIFICATION.................................................     82
SECTION 7.11.     PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.............................     82

                                             ARTICLE VIII
                               LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1.      OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE......................     82
SECTION 8.2.      LEGAL DEFEASANCE AND DISCHARGE................................................     82
SECTION 8.3.      COVENANT DEFEASANCE...........................................................     83

                                      iii
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SECTION 8.4.      CONDITIONS TO LEGAL OR COVENANT DEFEASANCE....................................     83
SECTION 8.5.      DEPOSITED CASH AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER
                  MISCELLANEOUS PROVISIONS......................................................     84
SECTION 8.6.      REPAYMENT TO THE COMPANY......................................................     85
SECTION 8.7.      REINSTATEMENT.................................................................     85

                                              ARTICLE IX
                                  AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.1.      SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS............................     86
SECTION 9.2.      AMENDMENTS, SUPPLEMENTAL INDENTURES AND WAIVERS WITH CONSENT OF HOLDERS.......     87
SECTION 9.3.      COMPLIANCE WITH TIA...........................................................     88
SECTION 9.4.      REVOCATION AND EFFECT OF CONSENTS.............................................     88
SECTION 9.5.      NOTATION ON OR EXCHANGE OF NOTES..............................................     89
SECTION 9.6.      TRUSTEE TO SIGN AMENDMENTS, ETC...............................................     89

                                               ARTICLE X
                                      RIGHT TO REQUIRE REPURCHASE

SECTION 10.1.     REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL......     89

                                              ARTICLE XI
                                               GUARANTEE
SECTION 11.1.     GUARANTEE.....................................................................     93
SECTION 11.2.     EXECUTION AND DELIVERY OF GUARANTEE...........................................     95
SECTION 11.3.     CERTAIN BANKRUPTCY EVENTS.....................................................     95
SECTION 11.4.     LIMITATION ON MERGER OF SUBSIDIARIES AND RELEASE OF GUARANTORS................     95
SECTION 11.5.     SUBORDINATION OF GUARANTEES...................................................     96

                                              ARTICLE XII
                                             SUBORDINATION

SECTION 12.1.     NOTES SUBORDINATED TO SENIOR DEBT.............................................     96
SECTION 12.2.     NO PAYMENT ON NOTES IN CERTAIN CIRCUMSTANCES..................................     97

                                      iv
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SECTION 12.3.     NOTES SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR DEBT ON DISSOLUTION,
                  LIQUIDATION OR REORGANIZATION................................................     98
SECTION 12.4.     SECURITYHOLDERS TO BE SUBROGATED TO RIGHTS OF HOLDERS OF SENIOR DEBT.........     99
SECTION 12.5.     OBLIGATIONS OF THE COMPANY AND THE GUARANTORS UNCONDITIONAL..................     99
SECTION 12.6.     TRUSTEE ENTITLED TO ASSUME PAYMENTS NOT PROHIBITED IN ABSENCE OF NOTICE......    100
SECTION 12.7.     APPLICATION BY TRUSTEE OF ASSETS DEPOSITED WITH IT...........................    100
SECTION 12.8.     SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE COMPANY, THE
                  GUARANTORS OR HOLDERS OF SENIOR DEBT.........................................    100
SECTION 12.9.     SECURITYHOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF NOTES.......    101
SECTION 12.10.    RIGHT OF TRUSTEE TO HOLD SENIOR DEBT.........................................    101
SECTION 12.11.    ARTICLE XII NOT TO PREVENT EVENTS OF DEFAULT.................................    102
SECTION 12.12.    NO FIDUCIARY DUTY OF TRUSTEE TO HOLDERS OF SENIOR DEBT.......................    102

                                             ARTICLE XIII
                                             MISCELLANEOUS

SECTION 13.1.     TIA CONTROLS.................................................................    102
SECTION 13.2.     NOTICES .....................................................................    102
SECTION 13.3.     COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.................................    104
SECTION 13.4.     CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT...........................    104
SECTION 13.5.     STATEMENTS REQUIRED IN CERTIFICATE OR OPINION................................    104
SECTION 13.6.     RULES BY TRUSTEE, PAYING AGENT, REGISTRAR....................................    105
SECTION 13.7.     LEGAL HOLIDAYS...............................................................    105
SECTION 13.8.     GOVERNING LAW................................................................    105
SECTION 13.9.     NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS................................    106
SECTION 13.10.    NO RECOURSE AGAINST OTHERS...................................................    106
SECTION 13.11.    SUCCESSORS...................................................................    106
SECTION 13.12.    DUPLICATE ORIGINALS..........................................................    106
SECTION 13.13.    SEVERABILITY.................................................................    106
SECTION 13.14.    TABLE OF CONTENTS, HEADINGS, ETC.............................................    107

                                       v
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SECTION 13.15.    QUALIFICATION OF INDENTURE..................................................     107
SECTION 13.16.    REGISTRATION RIGHTS.........................................................     107
SECTION 13.17.    BENEFITS OF INDENTURE.......................................................     107

SIGNATURES....................................................................................     S-1

EXHIBIT A         FORM OF SECURITY............................................................     A-1
EXHIBIT B         FORM OF CERTIFICATE OF TRANSFER.............................................     B-1
EXHIBIT C         FORM OF CERTIFICATE OF EXCHANGE.............................................     C-1
EXHIBIT D         FORM OF CERTIFICATE FROM ACQUIRINGINSTITUTIONAL ACCREDITED INVESTOR.........     D-1

                            CROSS-REFERENCE TABLE

  TIA                                                                                             Indenture
Section                                                                                            Section
-------                                                                                            -------
310(a)(1).......................................................................................      7.10
   (a)(2).......................................................................................      7.10
   (a)(3).......................................................................................      N.A.
   (a)(4).......................................................................................      N.A.
   (a)(5).......................................................................................      7.10
   (b)..........................................................................................      7.10
   (c)..........................................................................................      N.A.

311(a)..........................................................................................      7.11
   (b)..........................................................................................      7.11
   (c)..........................................................................................      N.A.

312(a)..........................................................................................       2.5
   (b)..........................................................................................      13.3
   (c)..........................................................................................      13.3

313(a)..........................................................................................       7.6
   (b)..........................................................................................       7.6
   (c)..........................................................................................       7.6
   (d)..........................................................................................      N.A.

314(a)..........................................................................................    4.7(a)
   (b)(1).......................................................................................      N.A.
   (b)(2).......................................................................................      N.A.
   (c)(1).......................................................................................      N.A.
   (c)(2).......................................................................................      N.A.
   (c)(3).......................................................................................      N.A.
   (d)..........................................................................................      N.A.
   (e)..........................................................................................      N.A.
   (f)..........................................................................................      N.A.

315(a)..........................................................................................      N.A.
   (b)..........................................................................................      N.A.
   (c)..........................................................................................      N.A.
   (d)..........................................................................................      N.A.
   (e)..........................................................................................      N.A.

316(a)(last sentence)...........................................................................      N.A.

  TIA                                                                                            Indenture
Section                                                                                           Section
-------                                                                                           -------
   (a)(1)(A)....................................................................................      N.A.
   (a)(1)(B)....................................................................................      N.A.
   (a)(2).......................................................................................      N.A.
   (b)..........................................................................................      N.A.

317(a)(1).......................................................................................      N.A.
   (a)(2).......................................................................................      N.A.
   (b)..........................................................................................      N.A.

----------

N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

          INDENTURE, dated as of April 11, 2001, by and between DaVita Inc., a Delaware corporation (the "Company"), and U.S. Trust Company of Texas, National Association, as trustee (the "Trustee").

          Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 9 1/4% Series A Senior Subordinated Notes due 2011 and the class of 9 1/4% Series B Senior Subordinated Notes due 2011 to be exchanged for the 9 1/4% Series A Senior Subordinated Notes due 2011:

                                   ARTICLE I

                  DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.      DEFINITIONS

     "144A Global Note" means one or more Global Notes bearing the Private Placement Legend that will be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

     "Acquired Indebtedness" means Indebtedness (including Disqualified Capital Stock) of any Person existing at the time such Person becomes a Subsidiary of the Company, including by designation, or is merged or consolidated into or with the Company or one of its Subsidiaries.

     "Acquisition" means the purchase or other acquisition of any Person or all or substantially all the assets of any Person or an operating business unit of any Person by any other Person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

     "Additional Notes" means additional Notes that may be issued pursuant to this Indenture after the Issue Date, other than pursuant to an Exchange Offer or otherwise in exchange for or in replacement of outstanding Notes.

     "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise; provided, that with respect to ownership interest in the Company and its Subsidiaries, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control. Notwithstanding the foregoing, Affiliate shall not include Wholly Owned Subsidiaries.

     "Affiliate Transaction" shall have the meaning specified in Section 4.10.

     "Agent" means any Registrar, Paying Agent or co-Registrar.

     "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange at the relevant time.

     "Asset Sale" shall have the meaning specified in Section 4.14.

     "Asset Sale Offer" shall have the meaning specified in Section 4.14.

     "Asset Sale Offer Amount" shall have the meaning specified in Section 4.14.

     "Asset Sale Offer Period" shall have the meaning specified in Section 4.14.

     "Asset Sale Offer Price" shall have the meaning specified in Section 4.14.

     "Attributable Indebtedness" means in respect of a Sale-Leaseback Transaction, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale-Leaseback Transaction (including any period for which such lease has been extended).

     "Authentication Order" shall have the meaning specified in Section 2.2.

     "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (1) the sum of the products (a) of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (2) the sum of all such principal (or redemption) payments.

     "Bankruptcy Law" means Title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors.

     "Beneficial Owner" or "beneficial owner" for purposes of the definition of Change of Control and Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable.

     "Board of Directors" means, with respect to any Person, the board of directors (or, if not a corporation, the equivalent board of managers or members or body performing similar functions) of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the board of directors of such Person.

     "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

     "Broker-Dealer" means any broker-dealer that receives Exchange Notes for its own account in the Exchange Offer in exchange for Notes that were acquired by such broker-dealer as a result of market-making or other trading activities.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

     "Capital Expenditure Indebtedness" of any Person means any Indebtedness of such Person to any seller or other Person incurred solely to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease), construction, installation or improvement of any real or personal tangible property or computer software which is directly related to a Related Business of the Company and which is incurred within 180 days of such acquisition or concurrently with completion of such construction, installation or improvement and which is secured only by the assets so financed and any attachments thereto or proceeds thereof.

     "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness that is not itself otherwise capital stock), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

     "Cash" or "cash" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts.

     "Cash Equivalent" means:

     (1) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof), or

     (2) U.S. dollar denominated and Eurodollar time deposits, bankers' acceptances and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000, or

     (3) commercial paper issued by others rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's, or

     (4) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P, or

     (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1) and (2) above entered into with any financial institution meeting the qualifications specified in clause (2) above, or

     (6) interests in regulated money market mutual funds that invest at least 95% of their funds in assets or securities of the type described in clauses (1) through (5) above.

and in the case of each of (1), (2), (3) and (4) maturing within one year after the date of acquisition.

     "Change of Control" means:

               (1) any sale, transfer, conveyance or other disposition (other than by way of merger or consolidation) of all or substantially all of the Company's assets, on a consolidated basis, in one transaction or a series of related transactions, to any "person" (including any group that is deemed to be a "person");

               (2) the consummation of any transaction, including, without limitation, any merger or consolidation, whereby any "person" (including any group that is deemed to be a "person" ) is or becomes the "beneficial owner," directly or indirectly, of more than 35% of the aggregate Voting Equity Interests of the surviving entity or entities;

               (3) the Continuing Directors cease for any reason to constitute a majority of the Company's Board of Directors then in office; or

               (4) the Company adopts a plan of liquidation.

          As used in this definition, "person" (including any group that is deemed to be a "person") has the meaning given by Sections 13(d) of the Exchange Act, whether or not applicable.

     "Change of Control Offer" shall have the meaning specified in Section 10.1.

     "Change of Control Offer Period" shall have the meaning specified in
Section 10.1.

     "Change of Control Purchase Date" shall have the meaning specified in
Section 10.1.

     "Change of Control Purchase Price" shall have the meaning specified in
Section 10.1.

     "Clearstream" means Clearstream Banking S.A., or its successors.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture, and thereafter means such successor.

     "Consolidated Coverage Ratio" of any Person on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated EBITDA of such Person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to (b) the aggregate Consolidated Fixed Charges of such Person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such Person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; provided, that for purposes of such calculation:

     (1) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period without regard to the effect of clause (c) of the definition of "Consolidated Net Income", and any pro forma adjustments shall be made in accordance with Regulation S-X promulgated by the Securities and Exchange Commission,

     (2) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period without regard to the effect of clause (c) of the definition of "Consolidated Net Income",

     (3) other than with respect to Indebtedness under revolving credit facilities incurred in the ordinary course of business for general corporate purposes and not for Acquisitions, (i) the incurrence of any Indebtedness (including issuance of any Disqualified Capital Stock), and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness, or (ii) the repayment of any Indebtedness with the Net Cash Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to clause
(1)(b)(ii) of the first paragraph of Section 4.14, in each case, during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period, and

     (4) the Consolidated Fixed Charges of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

     "Consolidated EBITDA" means, with respect to any Person, for any period, the Consolidated Net Income of such Person for such period adjusted to exclude all losses that are either extraordinary

(as determined in accordance with GAAP) or are either unusual or nonrecurring and to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of

     (1) Consolidated income tax expense,

     (2) Consolidated depreciation and amortization expense,

     (3) Consolidated Fixed Charges,

     (4) all other non-recurring non-cash charges of such Person and its Consolidated Subsidiaries,

     (5) Goodwill Impairment Charges, and

     (6) Minority Interest,

less the amount of all cash payments made by such Person or any of its Subsidiaries during such period to the extent such payments relate to non-recurring non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period; provided, that consolidated income tax expense and depreciation and amortization and other non-recurring non-cash charges of a Subsidiary that is a less than Wholly Owned Subsidiary shall only be added to the extent of the equity interest of such Person in such Subsidiary, and with respect to the Company, any cash payments made by the Company or one of the Company's Subsidiaries, not exceeding $15,000,000 in the aggregate, paid to settle or otherwise finally resolve the Florida Overpayment Dispute shall not be so subtracted.

     "Consolidated Fixed Charges" of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of:

     (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such Person and its Consolidated Subsidiaries during such period, including (1) original issue discount and non-cash interest payments or accruals on any Indebtedness, (2) the interest portion of all deferred payment obligations, and (3) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, and

     (b) the amount of dividends accrued or payable (or guaranteed) by such Person or any of its Consolidated Subsidiaries in respect of Preferred Stock (other than by Subsidiaries of such Person to such Person or such Person's Consolidated Subsidiaries), excluding all non-cash dividends which, pursuant to the terms of the Preferred Stock in respect thereof, may not be converted to or otherwise paid in cash prior to 91 days after the Stated Maturity.

     For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guarantee by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

     "Consolidated Minority Adjusted EBITDA Ratio" of any Person on any date of determination means the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated EBITDA of such Person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period, less the Minority Interest of such Person, to (b) the aggregate amount of Consolidated EBITDA of such Person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period.

     "Consolidated Net Income" means, with respect to any Person for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication):

     (a) all gains (but not losses) that are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock),

     (b) the net income, if positive, of any Person, other than a Consolidated Subsidiary, in which such Person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a Consolidated Subsidiary of such Person during such period, but in any case not in excess of such Person's pro rata share of such Person's net income for such period,

     (c) the net income or loss of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition,

     (d) the net income, if positive, of any of such Person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary,

     (e) the net income of, and all dividends and distributions from, any Unrestricted Subsidiary, and

     (f) the cumulative effect of a change in accounting principles.

     "Consolidated Subsidiary" means, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

     "Consolidation" means, with respect to the Company, the consolidation of the accounts of the Subsidiaries with those of the Company, all in accordance with GAAP; provided, that "consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Company. The term "consolidated" has a correlative meaning to the foregoing.

     "Continuing Director" means during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, including new directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the assets of the Company, if such agreement was approved by a vote of such majority of directors).

     "Corporate Trust Office" means the office of the Trustee in the Borough of Manhattan, The City of New York.

     "Covenant Defeasance" shall have the meaning specified in Section 8.3.

     "Credit Agreement" means the Second Amended and Restated Revolving Credit Agreement and the Second Amended and Restated Term Loan Agreement, each dated as of July 14, 2000, by and among the Company and certain financial institutions and agents party thereto, and, in each case, any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include agreements in respect of Interest Swap and Hedging Obligations with lenders party to the Credit Agreement (or any Affiliate of such lenders) and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Agreement and all refundings, refinancings and replacements in whole or in part of any Credit Agreement with any other credit agreement, including any credit agreement:

     (1) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby,

     (2) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns,

     (3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder; provided, that on the date such Indebtedness is incurred it would not be prohibited by paragraph (c) of Section 4.11,or

     (4) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of this Indenture.

     "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     "Debt Incurrence Ratio" shall have the meaning specified in Section 4.11.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Defaulted Interest" shall have the meaning specified in Section 2.12.

     "Definitive Notes" means one or more certificated Notes registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, in the form of Exhibit A hereto except that such Note shall not include the information called for by footnotes 3, 4 and 8 thereof.

     "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the person specified in Section 2.3 as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

     "Designated Senior Debt" means (i) all Indebtedness outstanding under the Credit Agreement and (ii) any other Senior Indebtedness permitted to be incurred under this Indenture that (a) at the time of determination exceeds $20,000,000 in aggregate principal amount outstanding and (b) is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by the Company.

     "Disqualified Capital Stock" means with respect to any Person, (a) Equity Interests of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part, on or prior to 91 days following the Stated Maturity of the Notes and (b) any Equity Interests of any Subsidiary of such Person other than any common equity with no preferences, privileges, and no redemption or repayment provisions; provided, however, that any Equity Interest that would constitute Disqualified Capital Stock solely because the holders thereof have the right to require the issuer to repurchase such Disqualified Capital Stock upon the occurrence of a change of control shall not constitute Disqualified Capital Stock if the terms of such Equity Interest provide that (i) any such repurchases may not be made sooner than 10 days after the Change of Control Purchase Date for the Notes and (ii) such Equity Interests so repurchased are fully and absolutely subordinated to the indefeasible payment in full of all principal, interest and other amounts due under the Notes repurchased on such Change of Control Purchase Date, and any Equity Interest not so repurchased shall remain so fully and absolutely subordinated to the Notes not so repurchased.

     "Distribution Compliance Period" means the 40-day restricted period as defined in Regulation S.

     "Equity Interests" means Capital Stock or partnership, participation or membership interests and all warrants, options or other rights to acquire Capital Stock or partnership, participation or membership interests (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock or partnership, participation or membership interests).

     "Euroclear" means Euroclear Bank S.A/N.V., or its successor, as operator of the Euroclear system.

     "Event of Default" shall have the meaning specified in Section 6.1.

     "Excess Proceeds" shall have the meaning specified in Section 4.14.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

     "Exchange Notes" means Series B Notes issued pursuant to an Exchange Offer.

     "Exchange Offer" means an offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Exchange Notes for Series A Notes.

     "Exchange Offer Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

     "Exempted Affiliate Transaction" means (a) the payment of reasonable fees and compensation to and indemnity provided for the benefit of directors, officers or employees of the Company or any Guarantor in the ordinary course of business, (b) transactions solely between the Company and any of its Consolidated Subsidiaries or solely among Consolidated Subsidiaries of the Company, (c) any issuance of securities pursuant to, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans approved by the Board of Directors of the Company, (d) loans or advances to employees in the ordinary course of business in accordance with past practices of the Company or any Guarantor, but in any event not to exceed $10,000,000 in the aggregate outstanding at any one time; (e) the issuance or sale of any Qualified Capital Stock of the Company approved by a majority of the members of the Board of Directors and, if any, a majority of the independent members of such Board of Directors, (f) Restricted Payments and Investments permitted by the provisions of Section 4.3 and (g) transactions between the Company and any owner of a Special Purpose Licensed Entity or between any Special Purpose Licensed Entity and any of its owners, in each case, in the ordinary course of business to facilitate the operations of such Special Purpose Licensed Entity.

     "Existing Indebtedness" means the Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date, reduced to the extent such amounts are repaid, refinanced or retired.

     "Florida Overpayment Dispute" means the third-party carrier review relating to claims that the Company's Florida-based laboratory subsidiary submitted for Medicare reimbursement, pursuant to which the carrier has suspended Medicare payments and issued formal overpayment determinations.

     "Foreign Subsidiary" means any Subsidiary of the Company which (i) is not organized under the laws of the United States, any state thereof or the District of Columbia and (ii) conducts substantially all of its business operations outside the United States of America.

     "GAAP" means United States generally accepted accounting principles as in effect on the Issue Date as set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) statements and pronouncements of the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession in the United States and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

     "Global Notes" means one or more Notes in the form of Exhibit A hereto that includes the information referred to in footnotes 3, 4 and 8 to the form of Note, attached hereto as Exhibit A, issued under this Indenture, that is deposited with or on behalf of and registered in the name of the Depositary or its nominee.

     "Global Note Legend" means the legend set forth in Section 2.6(g)(2), which is required to be placed on all Global Notes issued under this Indenture.

     "Goodwill Impairment Charges" means with respect to any Person, impairment and valuation losses, as reflected on such Person's consolidated financial statements.

     "Guarantee" shall have the meaning provided in Section 11.1.

     "Guarantor" means each of the Company's present and future Subsidiaries (other than Non-Guarantor Subsidiaries and Foreign Subsidiaries) that at the time are guarantors of the Notes in accordance with this Indenture.

     "Holder" or "Securityholder" means the Person in whose name a Note is registered on the Registrar's books.

     "Incur" or "incur" shall have the meaning specified in Section 4.11.

     "Incurrence Date" shall have the meaning specified in Section 4.11.

     "Indebtedness" of any Person means, without duplication,

     (a) all liabilities and obligations, contingent or otherwise, of such Person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such Person in accordance with GAAP, (1) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (2) evidenced by bonds, notes, debentures or similar instruments, (3) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors;

     (b) all liabilities and obligations, contingent or otherwise, of such Person (1) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, or (2) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit;

     (c) all net obligations of such Person under Interest Swap and Hedging Obligations;

     (d) all Capitalized Lease Obligations and Attributable Indebtedness of such Person;

     (e) all liabilities and obligations of others of the kind described in the preceding clause (a), (b) (c) or (d) to the extent that such Person has guaranteed or provided credit support or that is otherwise its legal liability;

     (f) all liabilities and obligations of others of the kind described in the preceding clause (a), (b), (c), (d) or (e) secured by any Lien on any property or assets of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured;

     (g) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b),
(c), (d), (f), or this clause (g), whether or not between or among the same parties; and

     (h) all Disqualified Capital Stock of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends).

     For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the terms hereof, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value to be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock.

     The amount of any Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, but the accretion of original issue discount in accordance with the original terms of Indebtedness issued with an original issue discount will not be deemed to be an incurrence and (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

     "Indirect Participant" means any entity that, with respect to DTC, clears through or maintains a direct or indirect, custodial relationship with a Participant.

     "Initial Purchasers" means Credit Suisse First Boston Corporation, Banc of America Securities LLC, SunTrust Equitable Securities Corporation, BNY Capital Markets, Inc. and Scotia Capital (USA) Inc.

     "Initial Notes" means the 9 1/4% Series A Senior Subordinated Notes due 2011, as supplemented from time to time in accordance with the terms hereof, issued under this Indenture that contain the information referred to in footnotes 6 and 7 to the form of Note attached hereto as Exhibit A.

     "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

     "Interest Payment Date" means the stated due date of an installment of interest on the Notes.

     "Interest Swap and Hedging Obligation" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

     "Investment" by any Person in any other Person means (without duplication):

     (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of Equity Interests, capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition;

     (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable, endorsements for collection or deposits arising in the ordinary course of business);

     (c) other than guarantees of Indebtedness of the Company or any Guarantor to the extent permitted by Section 4.11, the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person;

     (d) the making of any capital contribution by such Person to such other Person; and

     (e) the designation by the Board of Directors of the Company of any Person to be an Unrestricted Subsidiary.

     The Company shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any subsidiary (or, if neither the Company nor any of its Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company or a Subsidiary of the Company shall be deemed an Investment valued at its fair market value at the time of such transfer. The Company or any of its Subsidiaries shall be deemed to have made an Investment in a Person that is or was required to be a Guarantor if, upon the issuance, sale or other disposition of any portion of the Company's or the Subsidiary's ownership in the Capital Stock of such Person, such Person ceases to be a Guarantor. The fair market value of each Investment shall be measured at the time made or returned, as applicable.

     "Issue Date" means the date of first issuance of the Notes under this Indenture.

     "Junior Security" means any Qualified Capital Stock and any Indebtedness of the Company or a Guarantor, as applicable, that is contractually subordinated in right of payment to Senior Debt at least to the same extent as the Notes or the Guarantee, as applicable, and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Notes; provided, that in the case of subordination in respect of Senior Debt under the Credit Agreement, "Junior Security" shall mean any Qualified Capital Stock and any Indebtedness of the Company or a Guarantor, as applicable, that:

     (1) has a final maturity date occurring after the final maturity date of, all Senior Debt outstanding under the Credit Agreement on the date of issuance of such Qualified Capital Stock or Indebtedness,

     (2) is unsecured,

     (3) has an Average Life longer than the security for which such Qualified Capital Stock or Indebtedness is being exchanged, and

     (4) by their terms or by law are subordinated to Senior Debt outstanding under the Credit Agreement on the date of issuance of such Qualified Capital Stock or Indebtedness at least to the same extent as the Notes.

     "Legal Defeasance" shall have the meaning specified in Section 8.2.

     "Legal Holiday" shall have the meaning specified in Section 13.7.

     "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

     "Liquidated Damages" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

     "Maturity Date" means, when used with respect to any Note, the date specified on such Note as the fixed date on which the final installment of principal of such Note is due and payable (in the absence of any acceleration thereof pursuant to the provisions of this Indenture regarding acceleration of Indebtedness or any Change of Control Offer or Asset Sale Offer).

     "Minority Interest" means, with respect to any Person, interests in income of such Person's Consolidated Subsidiaries held by Persons other than such Person or another Subsidiary of such Person, as reflected on such Person's consolidated financial statements.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale of Qualified Capital Stock and by the Company and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, (1) in each case, the sum of all payments, fees, commissions and (in the case of Asset Sales, reasonable) expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and (2) in the case of an Asset Sale only, less

     (a) the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its respective Subsidiaries in connection with such Asset Sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year (the "Asset Sale Tax Liability"), the computation of which shall take into account (estimated reasonably and in good faith by the Company) the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes ("Available Tax Attributes"). The determination of the Available Tax Attributes shall be estimated reasonably and in good faith by the Company and, in connection therewith, the Company may exclude from its determination those Available Tax Attributes as to which there exists an issue of law or fact which may ultimately result in such attributes not being available to effectuate a reduction in the Asset Sale Tax Liability,

     (b) amounts used to retire Indebtedness (other than Subordinated Indebtedness) secured by the asset that was the subject of the Asset Sale,

     (c) any distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale,

     (d) appropriate amounts to be provided by the Company or any Subsidiary as a reserve against any liabilities (other than tax liabilities) associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP.

     "Non-Guarantor Subsidiary" means each non-Wholly Owned Subsidiary of the Company that is not a Foreign Subsidiary, provided, that

     (a) any Equity Interest in such Subsidiary not owned by the Company or any Guarantor is owned by a physician, physician group or other strategic joint venture partner;

     (b) such Subsidiary was formed to and exists solely for the purpose of owning and operating one or more dialysis centers and providing services related thereto; and

     (c) on each date that a non-Wholly Owned Subsidiary is formed or a Wholly Owned Subsidiary becomes a non-Wholly Owned Subsidiary, the Company's Consolidated Minority Adjusted EBITDA Ratio for the Reference Period immediately preceding such date would be at least 0.80 to 1.00, on a pro forma basis after giving effect to such formation or transformation to a non-Wholly Owned Subsidiary.

     "Non-Recourse Indebtedness" means Indebtedness (a) as to which neither the Company nor any of its Subsidiaries (1) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (2) is directly or indirectly liable (as a guarantor or otherwise), or (3) constitutes the lender, and (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

     "Notes" means, collectively (i) the Initial Notes, (ii) the Exchange Notes, when and if issued as provided in the Registration Rights Agreement, and (iii) the Additional Notes.

     "Offering" means the offering of the Notes by the Company.

     "Officer" means, with respect to the Company or any Guarantor, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of the Company or such Guarantor.

     "Officers' Certificate" means, with respect to the Company or any Guarantor, a certificate signed by two Officers or by an Officer and an Assistant Secretary of the Company or such Guarantor and otherwise complying with the requirements of Sections 13.4 and 13.5.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections
13.4 and 13.5. An Opinion of Counsel delivered hereunder may have qualifications that are customary for the opinions of the type required.

     "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

     "Paying Agent" shall have the meaning specified in Section 2.3.

     "Payment Default" shall have the meaning specified in Section 12.2.

     "Payment Notice" shall have the meaning specified in Section 12.2.

     "Permitted Indebtedness" means that:

          (a) the Company and the Guarantors may incur Indebtedness evidenced by the Notes and the Guarantees issued pursuant to this Indenture up to the amounts being issued on the original Issue Date, less any amounts repaid or retired;

          (b) the Company and the Guarantors, as applicable, may incur Refinancing Indebtedness with respect to any Existing Indebtedness or any Indebtedness (including Disqualified Capital Stock) described in clause (a) of this definition or incurred pursuant to the Debt Incurrence Ratio, or which was refinanced pursuant to this clause (b);

          (c) the Company and its Subsidiaries may incur Indebtedness solely in respect of bankers' acceptances, performance bonds and letters of credit to the extent not drawn upon (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money or other Indebtedness), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in the Company's industry; provided, that the aggregate principal amount outstanding of such Indebtedness (including any Refinancing Indebtedness and any other Indebtedness issued to retire, refinance, refund, defease or replace such Indebtedness) shall at no time exceed $15,000,000;

          (d) the Company may incur Indebtedness owed to (borrowed from) any Subsidiary, and any Subsidiary may incur Indebtedness owed to (borrowed from) any other Subsidiary or the Company; provided, that (i) the aggregate amount of Indebtedness that may be incurred and outstanding at any one time (including any Refinancing Indebtedness issued to retire, defease, refinance, replace or refund such Indebtedness) pursuant to this clause (d) by Subsidiaries that are not Guarantors shall not exceed $35,000,000, and (ii) in the case of Indebtedness of the Company, such obligations shall be unsecured and contractually subordinated in all respects to the Company's obligations pursuant to the Notes and any event that causes any Guarantor no longer to be a Guarantor (including by designation to be an Unrestricted Subsidiary) shall be deemed to be a new incurrence by such issuer of such Indebtedness and any guarantor thereof subject to the provisions of Section 4.11; and

          (e) the Company and the Guarantors may incur Interest Swap and Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate or currency risk with respect to any fixed or floating rate Indebtedness that is permitted by this Indenture to be outstanding or any receivable or liability the payment of which is determined by reference to a foreign currency (and not for the purpose of speculation); provided, that the notional amount of any such Interest Swap and Hedging Obligation does not exceed the principal amount of Indebtedness to which such Interest Swap and Hedging Obligation relates.

     "Permitted Investment" means:

          (a) any Investment in any of the Notes;

          (b) any Investment in Cash Equivalents;

          (c) intercompany Indebtedness to the extent permitted under clause (d) of the definition of "Permitted Indebtedness";

          (d) any Investment in the Company or in a Guarantor, or by the Company or any Guarantor in a Person in a Related Business if as a result of such Investment such Person immediately becomes a Guarantor or a Non-Guarantor Subsidiary or such Person is immediately merged with or into the Company or a Guarantor;

          (e) other Investments in any Person or Persons, provided, that after giving pro forma effect to each such Investment, the aggregate amount of all such Investments made on and after the Issue Date pursuant to this clause (e) that are outstanding (after giving effect to any such Investments that are returned to the Company or the Guarantor that made such prior Investment, without restriction, in cash on or prior to the date of any such calculation, but only up to the amount of the Investment made under this clause (e) in such Person) at any time does not in the aggregate exceed $35,000,000 (measured by the value attributed to the Investment at the time made or returned, as applicable); and

          (f) any asset exchange permitted under clause (7) of Section 4.14.

     "Permitted Lien" means:

          (a) Liens existing on the Issue Date;

          (b) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

          (c) statutory liens of carriers, warehousemen, mechanics, material men, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided, that (1) the underlying obligations are not overdue for a period of more than 60 days, or (2) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

          (d) Liens securing the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, tenders, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property, subject thereto (as such property is used by the Company or any of its Subsidiaries) or materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

          (f) Liens arising from the rendering of a final judgment, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto;

          (g) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation;

          (h) Liens securing the Notes;

          (i) Liens securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged with or into the Company or a Subsidiary or Liens securing Indebtedness incurred in connection with an Acquisition, provided, that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets;

          (j) Liens arising from Capital Expenditure Indebtedness permitted to be incurred pursuant to clause (a) of Section 4.11 provided such Liens relate solely to the property which is subject to such Capital Expenditure Indebtedness or the proceeds thereof;

          (k) leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Company or any of its Subsidiaries or materially detracting from the value of the relative assets of the Company or any Subsidiary;

          (l) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business;

          (m) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the Notes than the terms of the Liens securing such refinanced Indebtedness, and provided that the Indebtedness secured is not increased and the Lien is not extended to any additional assets or property that would not have been security for the Indebtedness refinanced;

          (n) Liens securing Senior Debt of the Company or any Guarantor, including Indebtedness incurred under the Credit Agreement in accordance with the provisions of Section 4.11; and

          (o) Liens securing reimbursement obligations with respect to letters of credit that encumber only documents and other property relating to such letters of credit and the products and proceeds thereof.

     "Person" or "person" means any corporation, individual, limited liability company joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

     "Preferred Stock" means any Equity Interest of any class or classes of a Person (however designated) which is preferred as to payments of dividends, or as to distributions upon any liquidation or dissolution, over Equity Interests of any other class of such Person.

     "Private Placement Legend" means the legend set forth in Section 2.6(g)(1) to be placed on all Notes issued under this Indenture except where specifically stated otherwise by the provisions of this Indenture.

     "principal" of any Indebtedness means the principal of such Indebtedness.

     "property" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible, intangible, contingent, direct or indirect.

     "Pro Forma" or "pro forma" shall have the meaning set forth in Regulation S-X of the Securities Act, unless otherwise specifically stated herein.

     "Public Equity Offering" means an underwritten public offering for cash pursuant to a registration statement filed with the SEC in accordance with the Securities Act of Qualified Capital Stock of the Company.

     "Purchase Agreement" means the Purchase Agreement, dated April 6, 2001, by and among the Company, the Guarantors and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

     "Qualified Exchange" means:

               (1) any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock, or Indebtedness of the Company (other than to a Subsidiary) with the Net Cash Proceeds received by the Company from the substantially concurrent sale of its Qualified Capital Stock, or

               (2) any issuance of Qualified Capital Stock of the Company in exchange for any Capital Stock or Indebtedness of the Company.

     "Record Date" means a Record Date specified in the Notes whether or not such Record Date is a Business Day, or, if applicable, as specified in Section 2.12.

     "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to Article III of this Indenture and
Section 5 in the form of Note attached hereto as Exhibit A.


     "Redemption Price," when used with respect to any Note to be redeemed, means the redemption price for such redemption pursuant to Section 5 in the form of Note attached hereto as

Exhibit A, which shall include, without duplication, in each case, accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date.

     "Reference Period" with regard to any Person means the four full fiscal quarters ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or this Indenture.

     "Refinancing Indebtedness" means Indebtedness (including Disqualified Capital Stock) (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness (including Disqualified Capital Stock) in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable fees and expenses incurred in connection with the Refinancing plus the amount of any premium paid in connection with such Refinancing in accordance with the terms of the documents governing the Indebtedness refinanced without giving effect to any modification thereof made in connection with or in contemplation of such refinancing) the lesser of (1) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness (including Disqualified Capital Stock) so Refinanced and (2) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that (A) such Refinancing Indebtedness is incurred by the Company or by the Subsidiary who is the obligor on the Indebtedness being refinanced, (B) such Refinancing Indebtedness shall
(x) not have an Average Life shorter than the Indebtedness (including Disqualified Capital Stock) to be so refinanced at the time of such Refinancing and (y) in all respects, be no less contractually subordinated or junior, if applicable, to the rights of Holders of the Notes than was the Indebtedness (including Disqualified Capital Stock) to be refinanced, (C) such Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness (including Disqualified Capital Stock) to be so refinanced or, if sooner, 91 days after the Stated Maturity of the Notes, and
(D) such Refinancing Indebtedness shall be secured (if secured) in a manner no more adverse to the Holders of the Notes than the terms of the Liens (if any) securing such refinanced Indebtedness, including, without limitation, the amount of Indebtedness secured shall not be increased.

     "Reg S Permanent Global Note" means one or more permanent Global Notes bearing the Private Placement Legend, that will be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Reg S Temporary Global Note upon expiration of the Distribution Compliance Period.

     "Reg S Temporary Global Note" means one or more temporary Global Notes bearing the Private Placement Legend and the Reg S Temporary Global Note Legend, issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

     "Reg S Temporary Global Note Legend" means the legend set forth in Section 2.6(g)(iii), which is required to be placed on all Reg S Temporary Global Notes issued under this Indenture.

     "Registrar" shall have the meaning specified in Section 2.3.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issue Date, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

     "Regulation S" means Regulation S promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

     "Regulation S Global Note" means a Reg S Temporary Global Note or a Reg S Permanent Global Note, as the case may be.

     "Related Business" means the business conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are related businesses.

     "Restricted Definitive Note" means one or more Definitive Notes bearing the Private Placement Legend, issued under this Indenture.

     "Restricted Global Note" means one or more Global Notes bearing the Private Placement Legend, issued under this Indenture; provided, that in no case shall an Exchange Note issued in accordance with this Indenture and the terms of the Registration Rights Agreement be a Restricted Global Note.

     "Restricted Investment" means, in one or a series of related transactions, any Investment, other than Permitted Investments.

     "Restricted Note" means a Note, unless or until it has been (i) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering it or (ii) distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act; provided, that in no case shall an Exchange Note issued in accordance with this Indenture and the terms and provisions of the Registration Rights Agreement be a Restricted Note.

     "Restricted Payment" means, with respect to any Person:

          (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such Person or any parent of such Person,

          (b) any payment (except to the extent with Qualified Capital Stock) on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such Person or any or parent of such Person,

          (c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness, any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such Person or a parent or Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness and

          (d)  any Restricted Investment by such Person;

provided, however, that the term "Restricted Payment" does not include (1) any dividend, distribution or other payment on or with respect to Equity Interests of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer, or (2) any dividend, distribution or other payment to the Company, or to any Guarantors, by any Subsidiary of the Company.

     "Rule 144A" means Rule 144A promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

     "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, and its successors.

     "Sale-Leaseback Transaction" means any arrangement with any Person providing for the leasing (other than operating leases in the ordinary course of business) by the Company or any Subsidiary of any real or tangible personal property owned by the Company or a Subsidiary of the Company as of the Issue Date or thereafter acquired, which property has been or is to be sold or transferred by the Company or such Subsidiary to a Person and leased back from such Person.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Securities Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

     "Securityholder" or "Holder" means the Person in whose name a Note is registered on the Registrar's books.

     "Senior Debt" of the Company or any Guarantor means Indebtedness (including any monetary obligation in respect of the Credit Agreement, and interest, whether or not allowable, accruing on Indebtedness incurred pursuant to the Credit Agreement after the filing of a petition initiating any proceeding under any bankruptcy, insolvency or similar law) of the Company or such Guarantor, including Indebtedness arising under the Credit Agreement, unless by the terms of the instrument creating or evidencing such Indebtedness, such Indebtedness is expressly designated equal or junior in right of payment to the Notes or the applicable Guarantee; provided, that in no event shall Senior Debt include (a) Indebtedness to any Subsidiary of the Company or any officer, director or employee of the Company or any Subsidiary of the Company, (b) Indebtedness incurred in violation of the terms of this Indenture, (c) Indebtedness to trade creditors, (d) Disqualified Capital Stock, and (e) any liability for taxes owed or owing by the Company or such Guarantor.

     "Shelf Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

     "Significant Subsidiary" shall have the meaning provided under Regulation S-X of the Securities Act, as in effect on the Issue Date.

     "Special Purpose Licensed Entity" means any Person in a Related Business that (i) the Company and its Subsidiaries are prohibited from engaging in directly under applicable law, including provisions of state law (a) prohibiting the ownership of healthcare facilities by public companies, (b) prohibiting the corporate practice of medicine or (c) otherwise restricting the ability of the Company or one of its Subsidiaries to acquire directly a required license to operate a healthcare facility, and (ii) has entered into a transaction or series of transactions with the Company or any of its Subsidiaries under which

          (x) the Company or any of its Subsidiaries provides management, administrative or consulting services to the Special Purpose Licensed Entity,

          (y) the owners of the Special Purpose Licensed Entity are prohibited from transferring any of their interests in the Special Purpose Licensed Entity without the consent of the Company or one of its Subsidiaries, and

          (z) the Company or one of its Subsidiaries has the right to require the owners of the Special Purpose Licensed Entity to transfer all of their interests in the Special Purpose Licensed Entity to a Person designated by the Company or one of its Subsidiaries.

     "Special Record Date" for payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12.

     "Stated Maturity," when used with respect to any Note, means April 15, 2011.

     "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor that is subordinated in right of payment by its terms or the terms of any document or instrument relating thereto ("contractually") to the Notes or such Guarantee, as applicable, in any respect.

     "Subsidiary," with respect to any Person, means (1) a corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, (2) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more

Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest, or (3) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be a Subsidiary of the Company or of any Subsidiary of the Company and any Special Purpose Licensed Entity shall be considered a Subsidiary of the Company. Unless the context requires otherwise, Subsidiary means each direct and indirect Subsidiary of the Company.

     "TIA" means the Trust Indenture Act of 1939, as amended, (15 U.S. Code
(S)(S) 77aaa-77bbbb) as in effect on the date of the execution of this Indenture, except as provided in Section 9.3.

     "Transfer Restricted Notes" means Global Notes and Definitive Notes that bear or are required to bear the Private Placement Legend, issued under this Indenture.

     "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

     "Trust Officer" means any officer within the corporate trust division (or any successor group) of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by the Persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

     "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend, issued under this Indenture.

     "Unrestricted Global Note" means one or more permanent Global Notes representing a series of Notes that does not bear and is not required to bear the Private Placement Legend, issued under this Indenture.

     "Unrestricted Subsidiary" means any subsidiary of the Company that does not own any Capital Stock of, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company and that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company); provided, that such Subsidiary at the time of such designation (a) has no Indebtedness other than Non-Recourse Indebtedness; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Subsidiaries has any direct or indirect obligation
(x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Subsidiaries. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Subsidiary, provided, that (1) no Default or Event of Default is existing or will occur as a consequence thereof and (2) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio. Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. Any subsidiary of an Unrestricted Subsidiary must also be an Unrestricted Subsidiary.

     "U.S. Government Obligations" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

     "Voting Equity Interests" means Equity Interests which at the time are entitled to vote in the election of, as applicable, directors, members or partners generally.

     "Wholly Owned Subsidiary" means a Subsidiary all the Equity Interests of which (other than directors' qualifying Shares) are owned by the Company or one or more Wholly Owned Subsidiaries of the Company or a combination thereof.

SECTION 1.2.   INCORPORATION BY REFERENCE OF TIA

          Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Notes.

          "indenture securityholder" means a Holder or a Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company, each Guarantor and any other obligor on the Notes.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

SECTION 1.3.   RULES OF CONSTRUCTION

          Unless the context otherwise requires:

               (1)  a term has the meaning assigned to it;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (3)  "or" is not exclusive;

               (4) words in the singular include the plural, and words in the plural include the singular;

               (5)  provisions apply to successive events and transactions;

               (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

               (7) references to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise.

                                  ARTICLE II

                                THE SECURITIES

SECTION 2.1.   FORM AND DATING

          (a)  General. The Notes and the Trustee's certificate of
               -------
authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

          (b)  Global Notes. Notes issued in global form shall be substantially
               ------------
in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Securities Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

          (c)  Euroclear and Clearstream Procedures Applicable. The provisions
               -----------------------------------------------
of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream in effect at the relevant time shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream Bank.

SECTION 2.2.   EXECUTION AND AUTHENTICATION

          Two Officers shall sign the Notes for the Company by manual or facsimile signature. In the case of Definitive Notes, such signatures may be imprinted or otherwise reproduced on such Notes. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid. A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The Trustee shall, upon a written order of the Company signed by an Officer (an "Authentication Order"), authenticate Notes for issuance up to the aggregate principal amount stated in such Authentication Order; provided that Notes authenticated for issuance on the Issue Date shall not exceed $225,000,000 in aggregate principal amount. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.3.   REGISTRAR, PAYING AGENT AND DEPOSITARY

          The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Notes Custodian with respect to the Global Notes.

SECTION 2.4.   PAYING AGENT TO HOLD MONEY IN TRUST

          The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5.   HOLDER LISTS

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss.312(a). If the Trustee is not the Registrar, the Company shall furnish, or shall cause the Registrar (if other than the Company) to furnish, to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA ss.312(a).

SECTION 2.6.   TRANSFER AND EXCHANGE

          (a)  Transfer and Exchange of Global Notes. A Global Note may not be
               -------------------------------------
transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that (x) the Depositary is unwilling or unable to continue to act as Depositary for the Global Notes and the Company thereupon fails to appoint a successor Depositary within 90 days or (y) the Depositary is no longer a clearing agency registered under the Exchange Act, (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) upon request of the Trustee or Holders of a majority of the aggregate principal amount of outstanding Notes if there shall have occurred and be continuing a Default or Event of Default with respect to the Notes; provided that in no event shall the Reg S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificate identified by the Company and its counsel to be required pursuant to Rule 903 or Rule 904 under the Securities Act. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b), (c) or (f) hereof.

          (b)  Transfer and Exchange of Beneficial Interests in the Global
               -----------------------------------------------------------
Notes. The transfer and exchange of beneficial interests in the Global Notes
-----
shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

               (1)  Transfer of Beneficial Interests in the Same Global Note.
                    --------------------------------------------------------
     Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Reg S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchasers). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(1).

               (2)  All Other Transfers and Exchanges of Beneficial Interests in
                    ------------------------------------------------------------
     Global Notes. In connection with all transfers and exchanges of beneficial
     ------------
     interests that are not subject to Section 2.6(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above; provided, that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Reg S Temporary Global Note prior to (x) the expiration of the Distribution

     Compliance Period and (y) the receipt by the Registrar of any certificates identified by the Company or its counsel to be required pursuant to Rule 903 and Rule 904 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.6(f) hereof, the requirements of this Section 2.6(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.6(h) hereof.

               (3)  Transfer of Beneficial Interests to Another Restricted
                    ------------------------------------------------------
     Global Note. A beneficial interest in any Restricted Global Note may be
     -----------
     transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.6(b)(2) above and the Registrar receives the following:

                    (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                    (B) if the transferee will take delivery in the form of a beneficial interest in the Reg S Temporary Global Note or the Reg S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

               (4)  Transfer and Exchange of Beneficial Interests in a
                    --------------------------------------------------
     Restricted Global Note for Beneficial Interests in an Unrestricted Global
     -------------------------------------------------------------------------
     Note. A beneficial interest in any Restricted Global Note may be exchanged
     ----
     by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.6(b)(2) above and:

                    (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f) hereof, and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                   (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                   (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                   (D) the Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

          (c)  Transfer or Exchange of Beneficial Interests for Definitive Notes
               -----------------------------------------------------------------

               (1)  Beneficial Interests in Restricted Global Notes to
                    --------------------------------------------------
Restricted Definitive Notes. If any holder of a beneficial interest in a
---------------------------
Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:


                    (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
          (2)(a) thereof;

                    (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                    (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                    (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                    (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                    (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                    (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2, the Trustee shall authenticate and deliver or cause to be delivered to the Person designated in the instructions a Restricted Definitive Note in the appropriate principal amount. Any Restricted Definitive
Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver or cause to be delivered such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

               (2)   Beneficial Interests in Restricted Global Notes to
                     --------------------------------------------------
     Unrestricted Definitive Notes. A holder of a beneficial interest in a
     -----------------------------
     Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f) hereof, and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                     (D) the Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
          (1)(b) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

               (3)   Beneficial Interests in Unrestricted Global Notes to
                     ----------------------------------------------------
     Unrestricted Definitive Notes. If any holder of a beneficial interest in an
     -----------------------------
     Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in
     Section 2.6(b)(2) hereof, the Trustee shall cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2, the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(3) shall not bear the Private Placement Legend.

               (4)   Transfer or Exchange of Reg S Temporary Global Notes.
                     ----------------------------------------------------
     Notwithstanding the other provisions of this Section 2.6, a beneficial interest in the Reg S Temporary Global Note may not be (A) exchanged for a Definitive Note prior to (x) the expiration of the Distribution Compliance Period (unless such exchange is effected by the Company, does not require an investment decision on the part of the holder thereof and does not violate the provisions of Regulation S) and (y) the receipt by the Registrar of any certificates identified by the Company or its counsel to be required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act or
     (B) transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the events set forth in clause (A) above or unless the transfer is pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

          (d)  Transfer and Exchange of Definitive Notes for Beneficial
               --------------------------------------------------------
     Interests.
     ---------

               (1) Restricted Definitive Notes to Beneficial Interests in
                   ------------------------------------------------------
     Restricted Global Notes. If any Holder of a Restricted Definitive Note
     -----------------------
     proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                    (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                    (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; or

                    (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

               (2)  Restricted Definitive Notes to Beneficial Interests in
                    ------------------------------------------------------
     Unrestricted Global Notes. A Holder of a Restricted Definitive Note may
     -------------------------
     exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                    (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f) hereof, and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer,
          (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                    (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                    (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                    (D) the Registrar receives the following: (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(2), the Trustee shall cancel the Restricted Definitive Notes so transferred or exchanged and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

               (3)  Unrestricted Definitive Notes to Beneficial Interests in
                    --------------------------------------------------------
     Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may
     -------------------------
     exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) of this Section 2.6(d) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with
     Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

          (e)  Transfer and Exchange of Definitive Notes for Definitive Notes.
               --------------------------------------------------------------
Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

              (1)  Restricted Definitive Notes to Restricted Definitive Notes.
                   ----------------------------------------------------------
     Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                   (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                   (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                   (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

              (2)  Restricted Definitive Notes to Unrestricted Definitive Notes.
                   -------------------------------------------------------------
     Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                   (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f) hereof, and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer,
          (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                   (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                   (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                   (D) the Registrar receives the following: (1) if the Holder of such Restricted Definitive Notes proposes to exchange such

          Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

              (3)  Unrestricted Definitive Notes to Unrestricted Definitive
                   --------------------------------------------------------
     Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to
     -----
     a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

          (f)  Exchange Offer. Upon the occurrence of the Exchange Offer in
               --------------
accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 and an Opinion of Counsel for the Company as to certain matters discussed in this
Section 2.6(f), the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the sum of (A) the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (B) the principal amount of Definitive Notes exchanged or transferred for beneficial interests in Unrestricted Global Notes in connection with the Exchange Offer pursuant to Section 2.6(d)(2) and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer (other than Definitive Notes described in clause (i)(B) immediately above). Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2, the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

          The Opinion of Counsel for the Company referenced above shall state that:


                   (A) the issuance and sale of the Exchange Notes by the Company have been duly authorized and, when executed and authenticated in accordance with the provisions of this Indenture and delivered in exchange for Series A Notes in accordance with this Indenture and the Exchange Offer, will be entitled to the benefits of this Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as the enforceability thereof may be limited by (x) bankruptcy, fraudulent transfer, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and
          (y) equitable principles of general applicability (regardless of whether enforceability is considered at equity or in law); and

                   (B) when the Exchange Notes are executed and authenticated in accordance with the provisions of this Indenture and delivered in exchange for Series A Notes in accordance with this Indenture and the Exchange Offer, the Guarantees by the Guarantors endorsed thereon will be entitled to the benefits of this Indenture and will be valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms except as the enforceability thereof may be limited by (x) bankruptcy, fraudulent transfer, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (y) equitable principles of general applicability (regardless of whether enforceability is considered at equity or in law).

          (g) Legends. The following legends shall appear on the face of all
              -------
Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

              (1)   Private Placement Legend.
                    ------------------------

                    (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

         "THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER."

         "THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a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

                       (B) Notwithstanding the foregoing, any Global Note or
              Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2),
              (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) to this Section 2.6
              (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                  (2)  Global Note Legend. To the extent required by the
                       ------------------
         Depositary, each Global Note shall bear legends in substantially the following forms:

         "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
         SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

         "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

                    (3)   Reg S Temporary Global Note Legend. To the extent
                          ----------------------------------
         required by the Depositary, each Reg S Temporary Global Note shall bear a legend in substantially the following form:

         "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE CASH PAYMENTS OF INTEREST DURING THE PERIOD WHICH SUCH HOLDER HOLDS THIS NOTE. NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT INTEREST FROM ACCRUING ON THIS NOTE."

               (h)  Cancellation and/or Adjustment of Global Notes. At such time
                    ----------------------------------------------
as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement may be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement may be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

           (i) General Provisions Relating to Transfers and Exchanges.
               ------------------------------------------------------

               (1) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order.

               (2) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.7, 4.14 and 10.1 hereof).

               (3) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

               (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

               (5) The Company and the Registrar shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.3 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

               (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

               (7) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2 hereof.

               (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

          Notwithstanding anything herein to the contrary, as to any certifications and certificates delivered to the Registrar pursuant to this
Section 2.6, the Registrar's duties shall be limited to confirming that any such certifications and certificates delivered to it are in the form of Exhibits B, C and D attached hereto. The Registrar shall not be responsible for confirming the truth or accuracy of representations made in any such certifications or certificates.

SECTION 2.7.   REPLACEMENT NOTES

          If any mutilated Note is surrendered to the Trustee or the Company and the Trustee and the Company receive evidence (which evidence may be from the Trustee) to their satisfaction of the destruction, loss or theft of any Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code are met, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note. Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.8.   OUTSTANDING NOTES

          The Notes outstanding at any time are all the Notes authenticated by the Trustee (including any Note represented by a Global Note) except for those cancelled by it or at its direction, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note. If a Note is replaced pursuant to Section 2.7 hereof, such Note, together with the Guarantee of that particular Note endorsed thereon, ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. If the principal amount of any
Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue. If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or the maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.9.   TREASURY NOTES

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

SECTION 2.10.  TEMPORARY NOTES

          Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.  CANCELLATION

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.  DEFAULTED INTEREST

          Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest at the rate and in the manner provided in Section 4.1 hereof and in the Note (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Record Date, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:


               (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee and the Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Paying Agent an amount of cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Paying Agent for such deposit prior to the date of the proposed payment, such cash when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Paying Agent shall fix a "Special Record Date" for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the

     Paying Agent of the notice of the proposed payment. The Paying Agent shall promptly notify the Company and the Trustee of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note register maintained by the Registrar not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Notes (or their respective predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

               (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee and the Paying Agent of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee and the Paying Agent.

               Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.13.  CUSIP NUMBERS

          The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                   ARTICLE III

                                   REDEMPTION

SECTION 2.1.  OPTIONAL REDEMPTION

          (a) Except as set forth in clause (b) of this Section 3.1, the Company shall not have the option to redeem the Notes pursuant to this Section 3.1 prior to April 15, 2006. The Notes will be redeemable for cash at the option of the Company, in whole or in part, at any time on or after April 15, 2006, upon not less than 30 days nor more than 60 days prior notice mailed by first class mail to each Holder at its last registered address, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing April 15, of the years indicated below, in each case (subject to the right of Holders of record on a Record Date to receive the corresponding interest due (and the corresponding Liquidated Damages, if any) on the corresponding Interest Payment Date that is on or prior to such Redemption Date) together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date:

            Year                                Percentage
            ----                                ----------

            2006................................  104.625%
            2007................................  103.083%
            2008................................  101.542%
            2009 and thereafter.................  100.000%

          (b) Notwithstanding the provisions of clause (a) of this Section 3.1, at any time on or prior to April 15, 2004, upon any Public Equity Offering, up to 35% of the aggregate principal amount of the Notes issued pursuant to this Indenture may be redeemed at the option of the Company within 90 days of such Public Equity Offering, on not less than 30 days, but not more than 60 days, prior notice to each Holder of the Notes to be redeemed, with cash from the Net Cash Proceeds of such Public Equity Offering, at a redemption price equal to 109.25% of the principal amount thereof (subject to the right of Holders of record on a Record Date to receive the corresponding interest (and the corresponding Liquidated Damages, if any) due on the Interest Payment Date that is on or prior to such Redemption Date) together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date; provided that immediately following such redemption not less than 65% of the aggregate principal amount of the Notes originally issued pursuant to this Indenture remain outstanding.

          (c) Any redemption pursuant to this Section 3.1 shall be made pursuant to the provisions of Sections 3.2 through 3.7 hereof.

SECTION 3.2.  NOTICES TO TRUSTEE

          If the Company elects to redeem Notes pursuant to Section 5 of the Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of Notes to be redeemed and whether it wants the Paying Agent to give notice of redemption to the Holders.

          If the Company elects to reduce the principal amount of Notes to be redeemed pursuant to Section 5 of the Notes by crediting against any such redemption Notes it has not previously delivered to the Trustee and the Paying Agent for cancellation, it shall so notify the Trustee, in the form of an Officers' Certificate, and the Paying Agent of the amount of the reduction and deliver such Notes with such notice.

          The Company shall give each notice to the Trustee and the Paying Agent provided for in this Section 3.2 at least 45, but not more than 75, days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee and the Paying Agent). Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.3.   SELECTION OF NOTES TO BE REDEEMED

          If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes or portions thereof to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate.

          The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company and the Paying Agent in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.4.   NOTICE OF REDEMPTION

          At least 30 days, but not more than 60 days prior to the Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to the Trustee, the Paying Agent and each Holder whose Notes are to be redeemed. At the Company's request, the Paying Agent shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Notes to be redeemed and shall state:

               (1) the Redemption Date;

               (2) the Redemption Price, including accrued and unpaid interest and Liquidated Damages, if any, to be paid upon such redemption;

               (3) the name and address of the Paying Agent;

               (4) that Notes called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

               (5) that, unless (a) the Company defaults in its obligation to deposit with the Paying Agent cash which through the scheduled payment of principal and interest (and Liquidated Damages, if any) in respect thereof in accordance with their terms shall provide the amount to fund the Redemption Price in accordance with Section 3.6 hereof or (b) such redemption payment is prohibited, interest (and Liquidated Damages, if any) on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price, including accrued and unpaid interest (and Liquidated Damages, if any) to the Redemption Date, upon surrender to the Paying Agent of the Notes called for redemption and to be redeemed;

               (6) if any Note is being redeemed in part, the portion of the principal amount, equal to $1,000 or any integral multiple thereof, of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof shall be issued;

               (7) if less than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

               (8) the CUSIP number of the Notes to be redeemed; and

               (9) that the notice is being sent pursuant to this Section 3.4 and pursuant to the optional redemption provisions of Section 5 of the Notes.

SECTION 3.5.   EFFECT OF NOTICE OF REDEMPTION

          Once notice of redemption is mailed in accordance with Section 3.4 hereof, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, including accrued and unpaid interest (and Liquidated Damages, if any) to the Redemption Date. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price, including interest and Liquidated Damages, if any, accrued and unpaid to the Redemption Date; provided, that if the Redemption Date is on or after an interest Record Date on which the Holders of record have a right to receive the corresponding interest due, and Liquidated Damages, if any, and on or before the associated Interest Payment Date, any accrued and unpaid interest and Liquidated Damages, if any, due on such Interest Payment Date shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date on the corresponding Interest Payment Date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest (or Liquidated Damages, if any) shall accrue for the period from such Redemption Date to such succeeding Business Day.

SECTION 3.6.   DEPOSIT OF REDEMPTION PRICE

          Prior to 10:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent (which may not for purposes of this Section 3.6, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) cash sufficient to pay the Redemption Price of all Notes to be redeemed on such Redemption Date (other than Notes or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any cash so deposited (together with all money earned on funds so held in trust, if applicable) which is not required for that purpose upon the written request of the Company.

          If the Company complies with the preceding paragraph and payment of the Notes called for redemption is not prohibited for any reason, interest (and Liquidated Damages, if any) on the Notes to be redeemed shall cease to accrue on the applicable Redemption Date, whether or not such Notes are presented for payment. Notwithstanding anything herein to the contrary, if any Note surrendered for redemption in the manner provided in the Notes shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest (and Liquidated Damages, if any) shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.1 hereof and the Note.

SECTION 3.7.  NOTES REDEEMED IN PART

          Upon surrender of a Note that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge to the Holder, a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.8.  NO MANDATORY REDEMPTION

          The Company shall not be required to make mandatory redemption payments with respect to the Notes. The Notes shall not have the benefit of any sinking fund.

                                   ARTICLE IV

                                    COVENANTS

SECTION 4.1.  PAYMENT OF NOTES

          The Company shall pay the principal of and interest (and Liquidated Damages, if any) on the Notes on the dates and in the manner provided herein and in the Notes. An installment of principal of or interest (or Liquidated Damages, if any) on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds for the benefit of the Holders (on or before 10:00 a.m. New York City time to the extent necessary to provide the funds to the Depositary in accordance with the Depositary's procedures) on that date cash deposited and designated for and sufficient to pay the installment.

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

          The Company shall pay interest on overdue principal and on overdue installments of interest (and Liquidated Damages, if any) at the rate specified in the Notes compounded semi-annually, to the extent lawful.

SECTION 4.2.   MAINTENANCE OF OFFICE OR AGENCY

          The Company and the Guarantors shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company and the Guarantors in respect of the Notes and this Indenture may be served. The Company and the Guarantors shall give prompt written notice to the Trustee and the Paying Agent of the location, and any change in the location, of such office or agency. If at any time the Company and the Guarantors shall fail to maintain any such required office or agency or shall fail to furnish the Trustee and the Paying Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.2 hereof.

          The Company and the Guarantors may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company and the Guarantors of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company and the Guarantors shall give prompt written notice to the Trustee and the Paying Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office.

SECTION 4.3.  LIMITATION ON RESTRICTED PAYMENTS

          The Company and the Guarantors shall not, and neither the Company nor the Guarantors shall permit any of their respective Subsidiaries to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis:

               (1) a Default or an Event of Default shall have occurred and be continuing,

               (2) the Company is not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio, or

               (3) the aggregate amount of all Restricted Payments made by the Company and its Subsidiaries, including after giving effect to such proposed Restricted Payment, on and after the Issue Date, would exceed, without duplication, the sum of:

                    (a) $25,000,000, plus

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

                    (b) 50% of the Company's aggregate Consolidated Net Income for the period (taken as one accounting period), commencing on the first day of the fiscal quarter including the Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation for which the Company's consolidated financial statements are required to be delivered to the Trustee or, if sooner, filed with the SEC (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus

                    (c) the aggregate Net Cash Proceeds received by the Company from the sale of its Qualified Capital Stock (other than (i) to one of the Company's Subsidiaries and (ii) to the extent applied in connection with a Qualified Exchange or a Permitted Investment pursuant to clause (f) thereof or, to avoid duplication, otherwise given credit for in any provision of the following paragraph), after the Issue Date, plus

                    (d) except in each case, in order to avoid duplication, to the extent any such payment or proceeds have been included in the calculation of Consolidated Net Income, an amount equal to the net reduction in Investments (other than returns of or from Permitted Investments) in any Person resulting from distributions on or repayments of any Investments, including payments of interest on Indebtedness, dividends, repayments of loans or advances, or other distributions or other transfers of assets, in each case to the Company or any Subsidiary of the Company or from the Net Cash Proceeds from the sale of any such Investment or from redesignations of Unrestricted Subsidiaries as Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Company or any Subsidiary in such Person, including, if applicable, such Unrestricted Subsidiary, less the cost of disposition.

          The foregoing clauses (2) and (3) of the immediately preceding paragraph, however, shall not prohibit:

                    (v) Restricted Payments in an amount not to exceed $25,000,000 in the aggregate (exclusive of any accrued and unpaid interest payable in connection with repurchases of Subordinated Indebtedness) consisting solely of repurchases of the Company's Capital Stock and the Company's Subordinated Indebtedness on and after the Issue Date,

                    (w) in addition to the amounts permitted under clause (v) above, Restricted Payments in an amount not to exceed $50,000,000 in the aggregate (excluding accrued and unpaid interest) consisting solely of repurchases of the Company's Capital Stock and the Company's Subordinated Indebtedness on and after the Issue Date, provided, that, after giving effect to any such repurchase on a pro forma basis, on the date of any such repurchase, the Company's Consolidated Coverage Ratio for the Reference Period immediately preceding the date of repurchase would be at least 3.25 to 1.0, and the provisions of the immediately preceding paragraph will not prohibit,

                    (x) any dividend, distribution or other payments by any of the Company's Subsidiaries on its Equ Equity Interests that is paid pro rata to all holders of such Equity Interests,ity Interests that is paid pro rata to all holders of such Equity Interests,

                    (y) a Qualified Exchange, or


                    (z) the payment of any dividend on Qualified Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions.

          The full amount of any Restricted Payment made pursuant to the foregoing clauses (x) and (z) (but not pursuant to clause (v) or (w) or (y)) of the immediately preceding sentence, however, will be counted as Restricted Payments made for purposes of the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (3) of the first paragraph under this Section 4.3.

          For purposes of this Section 4.3, the amount of any Restricted Payment made or returned, if other than in cash, shall be the fair market value thereof, as determined in the good faith reasonable judgment of the Company's Board of Directors, unless stated otherwise, at the time made or returned, as applicable. Additionally, (a) concurrently with each Restricted Payment in excess of $10,000,000 and (b) on February 15 of each year (or if such day is not a Business Day, the next succeeding Business Day) with respect to all Restricted Payments made during the preceding 12-month period and not previously reported pursuant to clause (a) of this paragraph, the Company shall deliver an Officers' Certificate to the Trustee describing in reasonable detail the nature of such Restricted Payment, stating that the Restricted Payment is permitted and setting forth the basis upon with the calculations required by this covenant were computed.

SECTION 4.4.   CORPORATE AND PARTNERSHIP EXISTENCE

          Except as otherwise permitted by Article V, Section 4.14 or Section 11.4, the Company and the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect their respective corporate, partnership or other organizational existence, as the case may be, and the corporate, partnership or other organizational existence, as the case may be, of each of their Subsidiaries in accordance with the respective organizational documents of each of them and the material rights (charter and statutory) and material corporate franchises of the Company, the Guarantors and each of their respective Subsidiaries; provided, however, that neither the Company nor any Guarantor shall be required to preserve, with respect to themselves, any right or franchise, and with respect to any of their respective Subsidiaries, any such existence, right or franchise, if (a) the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and (b) the loss thereof would not have a material adverse effect on the Company's or any Guarantor's ability to perform its obligations under this Indenture or the Notes.

SECTION 4.5.   PAYMENT OF TAXES AND OTHER CLAIMS

          The Company and the Guarantors shall, and each of the Company and the Guarantors shall cause each of their Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company, any Guarantor or any of their Subsidiaries or any of their respective properties and assets and (b) all lawful claims, whether for labor, materials, supplies or services, which have become due and payable and which by law have or may become a Lien upon any material property and assets of the Company, any Guarantor or any of their Subsidiaries; provided, however, that neither the Company nor any Guarantor shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

SECTION 4.6.   MAINTENANCE OF PROPERTIES AND INSURANCE

          The Company and the Guarantors shall cause all material properties used or useful in the conduct of their business and the business of each of their Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.6 shall prevent the Company or any Guarantor from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is
(a)(i) in the judgment of the Board of Directors of the Company, desirable in the conduct of the business of the Company and (ii) would not have a material adverse effect on the Company's or any Guarantor's ability to perform its obligations under this Indenture or the Notes or (b) otherwise permitted under
Section 4.14.

          The Company and the Guarantors shall provide, or cause to be provided, for themselves and each of their Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Board of Directors of the Company is adequate and appropriate for the conduct of the business of the Company, the Guarantors and such Subsidiaries in a prudent manner, with (except for self-insurance) reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith opinion of the Company and adequate and appropriate for the conduct of the business of the Company, the Guarantors and such Subsidiaries in a prudent manner for entities similarly situated in the industry in which, at any time of determination, they are then operating.

SECTION 4.7.   COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT

          (a) The Company shall deliver to the Trustee within 120 days after the end of its fiscal year an Officers' Certificate, one of the signers of which shall be the principal executive, principal financial or principal accounting officer of the Company, complying with TIA 314(a)(4) and stating that a review of its activities and the activities of its Subsidiaries, if any, during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture (without regard to notice requirements or grace periods) and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company, any Guarantor or any Subsidiary of the Company to comply with any conditions or covenants in this Indenture and, if such signer does know of such a failure to comply, the certificate shall describe such failure with reasonable particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

          (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default, any Event of Default or any such fact unless one of its Trust Officers receives written notice thereof from the Company or any of the Holders.

SECTION 4.8. REPORTS

          Whether or not the Company is subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, the Company shall furnish to the Trustee, to each Holder and to prospective purchasers of Notes identified to the Company by an Initial Purchaser, within 5 days after the Company is or would have been (if it were subject to such reporting obligations) required to file such with the SEC, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC, if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the SEC, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required and, unless the SEC will not accept such reports, file with the SEC the annual, quarterly and other reports which the Company is or (if it were subject to such reporting requirements) would have been required to file with the SEC.

          For so long as any Transfer Restricted Notes remain outstanding, the Company shall make available (which shall include filings by EDGAR) to all Holders and to securities analysts and prospective investors, upon their reasonable request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.9. LIMITATION ON STATUS AS INVESTMENT COMPANY

          Neither the Company nor any of its Subsidiaries shall become required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended).

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

SECTION 4.10. LIMITATION ON TRANSACTIONS WITH AFFILIATES

          Neither the Company nor any of its Subsidiaries shall, on or after the Issue Date, enter into or suffer to exist any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction"), or any series of related Affiliate Transactions, (other than Exempted Affiliate Transactions),
(1) unless it is determined that the terms of such Affiliate Transaction are fair and reasonable to the Company, and no less favorable to the Company than could have been obtained in an arm's length transaction with a non-Affiliate, and (2) if involving consideration to either party in excess of $5,000,000, unless such Affiliate Transaction(s) is evidenced by an Officers' Certificate addressed and delivered to the Trustee certifying that such Affiliate Transaction(s) has been approved by a majority of the members of the Company's Board of Directors that are disinterested in such transaction, if there are any directors who are so disinterested, and (3) if involving consideration to either party in excess of $10,000,000, unless in addition the Company, prior to the consummation thereof, obtains a written favorable opinion as to the fairness of such transaction to the Company from a financial point of view from an independent investment banking firm of national reputation in the United States or, if pertaining to a matter for which such investment banking firms do not customarily render such opinions, an accounting, appraisal or valuation firm of national reputation in the United States.

SECTION 4.11.  LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS

          Except as set forth in this Section 4.11, the Company and the Guarantors shall not, and neither the Company nor the Guarantors shall permit any of their respective Subsidiaries to, directly or indirectly, issue, assume, guarantee, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness (including Disqualified Capital Stock and Acquired Indebtedness), other than Permitted Indebtedness.

          Notwithstanding the foregoing if:

               (1) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness and

               (2) on the date of such incurrence (the "Incurrence Date"), the Company's Consolidated Coverage Ratio for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be at least 2.5 to 1.0 (the "Debt Incurrence Ratio"), then the Company and the Guarantors may incur such Indebtedness (including Disqualified Capital Stock).

          In addition, the foregoing limitations of the first paragraph of this
Section 4.11 will not prohibit:

          (a) the Company's incurrence or the incurrence by any Guarantor or Non-Guarantor Subsidiary of Capital Expenditure Indebtedness; provided, that

               (1) the aggregate amount of such Indebtedness incurred and outstanding at any time pursuant to this paragraph (a) (plus any Refinancing Indebtedness issued to retire, defease, refinance, replace or refund such Indebtedness) shall not exceed $25,000,000, and

               (2) in each case, such Indebtedness shall not constitute more than 100% of the Company's cost or the cost to such Guarantor or Non-Guarantor Subsidiary (determined in accordance with GAAP), as applicable, of the property so acquired, constructed, installed, improved or leased;

          (b) if no Event of Default shall have occurred and be continuing, the Company's incurrence or the incurrence by any Guarantor or Non-Guarantor Subsidiary of Indebtedness in an aggregate amount incurred and outstanding at any time pursuant to this paragraph (b) (plus any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to $25,000,000; and

          (c) the Company's incurrence or the incurrence by any Guarantor of Indebtedness pursuant to the Credit Agreement in an aggregate amount incurred and outstanding at any time pursuant to this paragraph (c) (plus any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to $600,000,000, minus the amount of any such Indebtedness
(1) retired with the Net Cash Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to clause (1)(b)(ii) of Section 4.14 or (2) assumed by a transferee in an Asset Sale so long as neither the Company nor such Guarantor continues to be an obligor under such Indebtedness.

          Indebtedness (including Disqualified Capital Stock) of any Person which is outstanding at the time such Person becomes one of the Company's Subsidiaries (including upon designation of any subsidiary or other Person as a Subsidiary) or is merged with or into or consolidated with the Company or one of the Company's Subsidiaries shall be deemed to have been incurred at the time such Person becomes or is designated one of the Company's Subsidiaries or is merged with or into or consolidated with the Company or one of the Company's Subsidiaries as applicable.

          Notwithstanding any other provision of this Section 4.11, but only to avoid duplication, a guarantee of the Company's Indebtedness or of the Indebtedness of a Guarantor or a Non-Guarantor Subsidiary incurred in accordance with the terms of this Indenture issued at the time such Indebtedness was incurred or if later at the time the guarantor thereof became one of the Company's Subsidiaries will not constitute a separate incurrence, or amount outstanding, of Indebtedness. Upon each incurrence the Company may determine pursuant to which provision of this Section 4.11 such Indebtedness is being incurred and the Company may subdivide an amount of Indebtedness and determine more than one provision pursuant to which such amount of Indebtedness is being incurred and such Indebtedness shall not be deemed to have been incurred or outstanding under any other provision of this Section 4.11, except as stated otherwise in the foregoing provisions.

SECTION 4.12. LIMITATIONS ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

          The Company and the Guarantors shall not, and neither the Company nor the Guarantors shall permit any of their respective Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any of the Subsidiary of the Company (w) to pay dividends or make other distributions to or on behalf of, or (x) to pay any obligation to or on behalf of, or (y) otherwise to transfer assets or property to or on behalf of, or (z) to make or pay loans or advances to or on behalf of, the Company or any of its Subsidiaries except:

               (1) restrictions imposed by the Notes or this Indenture or by the Company's other Indebtedness (which may also be guaranteed by the Guarantors) ranking senior to the Notes or the Guarantees, as applicable; provided, that such restrictions are no more restrictive than those imposed by this Indenture and the Notes.

               (2)  restrictions imposed by applicable law,

               (3)  existing restrictions under Existing Indebtedness,

               (4) restrictions under any Acquired Indebtedness not incurred in violation of this Indenture or any agreement (including any Equity Interest) relating to any property, asset, or business acquired by the Company or any of its Subsidiaries, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any Person, other than the Person acquired, or to any property, asset or business, other than the property, assets and business so acquired,

               (5) any restriction imposed by Indebtedness incurred under the Credit Agreement pursuant to clause (c) of Section 4.11; provided, that such restriction or requirement is no more restrictive than that imposed by the Credit Agreement as of the Issue Date,

               (6) restrictions with respect solely to any of the Company's Subsidiaries imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Subsidiary; provided, that such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold,

               (7) restrictions on transfer contained in Capital Expenditure Indebtedness incurred pursuant to clause (a) of Section 4.11; provided, that such restrictions relate only to the transfer of the property financed with the proceeds of such Capital Expenditure Indebtedness, and

               (8) in connection with and pursuant to permitted Refinancings, replacements of restrictions imposed pursuant to clauses (1), (3), (4) or
     (7) or this clause (8) of this paragraph that are not more restrictive than those being replaced and do not apply to any other Person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced, and

               (9) solely with respect to Non-Guarantor Subsidiaries, restrictions under the organizational documents governing such Subsidiary:

                    (a) with respect to existing Non-Guarantor Subsidiaries, existing on the Issue Date, and

                    (b) with respect to Non-Guarantor Subsidiaries created after the Issue Date:

                         (i) prohibiting such Subsidiary from guaranteeing Indebtedness of the Company or another Subsidiary,

                         (ii) on dividend payments and other distributions solely to permit pro rata dividends and other distributions in respect of any Equity Interests of such Subsidiary, and

                         (iii) with respect to clauses (y) and (z) above, limiting such transactions to those with terms that are fair and reasonable to such Subsidiary and no less favorable to such Subsidiary than could have been obtained in an arm's length transaction with an unrelated third party.

          Notwithstanding the foregoing, in the case of clause (y) above, encumbrances or restrictions (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract entered into in the ordinary course of business, or the assignment or transfer of any lease, license or contract entered into in the ordinary course of business, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Subsidiary not otherwise prohibited by this Indenture in respect of the assets subject thereto or (C) contained in security agreements or mortgages securing Indebtedness to the extent such encumbrances or restrictions restrict the transfer of the property subject to such security agreements or mortgages may be subject to customary restrictions on the transfer or disposition thereof pursuant to such Lien.

SECTION 4.13.  LIMITATIONS ON LAYERING INDEBTEDNESS

          The Company and the Guarantors shall not, and neither the Company nor the Guarantors shall permit any of their respective Subsidiaries to, directly or indirectly, incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate in right of payment to any of the Company's other Indebtedness or any other Indebtedness of a Guarantor unless, by its terms, such Indebtedness is contractually subordinate in right of payment to, or ranks pari passu with, the Notes or the Guarantee, as applicable.

SECTION 4.14.  LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK

          The Company and the Guarantors shall not, and neither the Company nor the Guarantors shall permit any of their respective Subsidiaries to, in one or a series of related transactions, convey, sell, lease, transfer, assign or otherwise dispose of, directly or indirectly, any of their property, business or assets, including by merger or consolidation (in the case of a Guarantor or one of the Company's Subsidiaries), and including any sale or other transfer or issuance of any Equity Interests of any of the Company's Subsidiaries or Unrestricted Subsidiaries, whether by the Company or one of its Subsidiaries or Unrestricted Subsidiaries or through the issuance, sale or transfer of Equity Interests by one of the Company's Subsidiaries or Unrestricted Subsidiaries and including any sale and leaseback transaction (any of the foregoing, an "Asset Sale"), unless:

               (1) (a) the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") are applied within 365 days after the date of such Asset Sale, to the extent not applied in accordance with paragraph (b) below, to the:

                         (i) optional redemption of the Notes in accordance with the terms of this Indenture and the Company's other Indebtedness ranking on a parity with the Notes and with similar provisions requiring the Company to redeem such Indebtedness with the proceeds from such Asset Sale, pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding, or

                         (ii)  repurchase of the Notes and such other
          Indebtedness ranking on a parity with the Notes and with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from such Asset Sale pursuant to a cash offer (subject only to conditions required by applicable law, if any) (pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding) (the "Asset Sale Offer") at a purchase price of 100% of the principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) (the "Asset Sale Offer Price") together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment, made within 335 days of such Asset Sale, or

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                    (b)  within 365 days following such Asset Sale, the Asset
Sale Offer Amount is:

                         (i) invested in assets or property (other than notes, bonds, obligations and securities, except in connection with the acquisition of a Wholly Owned Subsidiary that immediately becomes a Guarantor in a Related Business) which will constitute or be a part of a Related Business of the Company or such Subsidiary (if it continues to be a Subsidiary) immediately following such transaction or

                         (ii) used to retire Senior Debt and to permanently reduce the amount of such Senior Debt outstanding on the Issue Date or permitted pursuant to paragraphs (b) and (c) of Section 4.11 (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount);

provided, however, that with respect to any Asset Sale occurring during 2001, the Asset Sale Offer Amount received therefrom may be applied as provided in (a) or (b) above at any time prior to December 31, 2002, and any Asset Sale Offer made in accordance with (a)(ii) above may be made at any time prior to December 1, 2002,

               (2) at least 75% of the total consideration for such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents, provided, that up to one-third of such 75% may consist of notes or other obligations received by the Company or such Subsidiary from such transferee that are converted by the Company or such Subsidiary into cash (to the extent of the cash received) within 365 days after receipt, which shall constitute Net Cash Proceeds attributable to the original Asset Sale for which such notes or other obligations were received, and provided further that any Indebtedness of the Company or any Subsidiary (as shown on the Company's or such Subsidiary's most recent balance sheet), other than Subordinated Indebtedness, that is assumed by the transferee of any such assets shall constitute cash for purposes hereof, so long as the Company and all of its Subsidiaries are fully and unconditionally released therefrom, and

               (3) the Company or such Subsidiary, as applicable, receives fair market value for such Asset Sale, such determination to be made in good faith by the Company's Board of Directors, for Asset Sales exceeding $25,000,000.

          Pending the final application of any Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Cash Proceeds in any manner that is not prohibited by this Indenture.

          An acquisition of Notes pursuant to an Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses and in the time periods set forth in 1(a)(i) or 1(b) above (the "Excess Proceeds") exceeds $10,000,000 and that each Asset Sale

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

Offer shall remain open for at least 20 Business Days following its commencement (the "Asset Sale Offer Period").

          Upon expiration of the Asset Sale Offer Period, the Company shall apply the Asset Sale Offer Amount plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Indebtedness properly tendered in accordance with the provisions hereof (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued interest and Liquidated Damages, if any). To the extent that the aggregate amount of Notes and such other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Company may use any remaining Net Cash Proceeds for general corporate purposes as otherwise permitted by this Indenture and following the consummation of each Asset Sale Offer the Excess Proceeds amount shall be reset to zero.

          Notwithstanding, and without complying with, the provisions of this covenant:

               (1) the Company may and its Subsidiaries may, in the ordinary course of business, (a) convey, sell, transfer, assign or otherwise dispose of inventory and other assets acquired and held for resale in the ordinary course of business and (b) liquidate Cash Equivalents,

               (2) the Company may and its Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with Article V,

               (3) the Company may and its Subsidiaries may sell or dispose of damaged, worn out surplus or obsolete personal property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the Company's business or the business of such Subsidiary, as applicable,

               (4) the Company may and its Subsidiaries may convey, sell, lease, transfer, assign or otherwise dispose of assets to the Company or any of the Guarantors,

               (5) the Company may and its Subsidiaries may, in the ordinary course of business, convey, sell, lease, transfer, assign, or otherwise dispose of assets (or related assets in related transactions) with a fair market value of less than $1,000,000,

               (6) the Company may and each of its Subsidiaries may settle or release litigation claims in the ordinary course of business or grant Liens not prohibited by this Indenture,

               (7) the Company may and its Subsidiaries may exchange assets held by the Company or such Subsidiaries for assets held by any Person or entity; provided, that (a) at the time of or when entering into any such exchange of assets and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would

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

     occur as a consequence thereof, (b) the assets received by the Company or such Subsidiaries in any such exchange will immediately constitute, be a part of, or be used in, a Related Business of the Company or such Subsidiaries, (c) with respect to transactions involving assets with a fair market value of $25,000,000 or more, the Company's Board of Directors has determined that the terms of any exchange are fair and reasonable, and (d) any such exchange shall be deemed to be an Asset Sale to the extent that the Company or any of the Company's Subsidiaries receives cash or Cash Equivalents in such exchange, and

               (8) the Company and its Subsidiaries may enter into operating leases of real or personal property in the ordinary course of business.

          In addition to the foregoing and notwithstanding anything herein to the contrary, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Asset Sale of any of the Equity Interests of any of its Subsidiaries (other than to the Company or to a Wholly Owned Subsidiary that is a Guarantor) except (i) pursuant to an Asset Sale of all the Equity Interests of such Subsidiary or (ii) provided, that after such sale the Company or its Subsidiaries own a majority of the voting and economic Equity Interests of such Subsidiary, an Asset Sale of Equity Interests with no preferences or special rights or privileges and with no redemption or prepayment provisions, or (iii) up to $10,000,000 in the aggregate per fiscal year, not to exceed $50,000,000 in the aggregate, of sales of Equity Interests in excess of 50% of the Equity Interests of such Subsidiary, provided, that (x) such Subsidiary exists solely for the purpose of owning and operating one or more dialysis centers and providing services related thereto, (y) the Company or its Subsidiaries own at least 20% of the voting and economic Equity Interests in such Subsidiary after such Asset Sale, and (z) the Company or any of its Subsidiaries enter into a management contract with respect to all of the dialysis centers owned by the Subsidiary that was the subject of the Asset Sale. In the case of clause (iii) of the preceding sentence, to the extent that the aggregate amount available for sales of Equity Interests has been reduced as a result of such sales, and the Company, a Guarantor or a Non-Guarantor Subsidiary thereafter shall either (A) sell in an Asset Sale in compliance with the provisions of this covenant all of the remaining Equity Interests in such Subsidiary owned by the Company and its Subsidiaries or (B) repurchase Equity Interests of such Subsidiary such that the Company, a Guarantor and/or a Non-Guarantor Subsidiary own(s) in the aggregate in excess of 50% of the Equity Interests of such Subsidiary upon repurchase, then an amount equal to the sales price received for such Equity Interests sold in the case of clause (A), or the purchase price paid for such Equity Interests so repurchased in the case of clause (B), in either case as determined in good faith, shall increase the aggregate amount available for future sales under such clause (iii); provided, that

          (a) the amount added back to the aggregate amount shall not exceed the amount originally deducted therefrom upon the original sale of the Equity Interests in such Subsidiary;

          (b) the aggregate amount available shall in no event exceed $50,000,000 at any time;

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

               (c) the aggregate amount available per year shall in no event exceed $10,000,000 in any year; and

               (d) to the extent a Non-Guarantor Subsidiary repurchases such Equity Interests, such repurchase shall be deemed a formation of a Non-Guarantor Subsidiary on the date of repurchase for purposes of the definition of Non-Guarantor Subsidiary.

          Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this paragraph, the Company's compliance or the compliance of any of the Company's subsidiaries with such laws and regulations shall not in and of itself cause a breach of the Company's obligations under this Section 4.14.

          If the payment date in connection with an Asset Sale Offer hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any) due on such Interest Payment Date will be paid to the Person in whose name a Note is registered at the close of business on such Record Date on the corresponding Interest Payment Date.

          Notice of an Asset Sale Offer shall be sent, on or prior to the commencement of the Asset Sale Offer, by first-class mail, by the Company to each Holder at its registered address, with a copy to the Trustee. At the Company's request, the Paying Agent shall give the notice of Asset Sale Offer in the Company's name and at the Company's expense. The notice to the Holders shall contain all information, instructions and materials required by applicable law or which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Asset Sale Offer. The notice, which (to the extent consistent with this Indenture) shall govern the terms of an Asset Sale Offer, shall state:

               (1) that the Asset Sale Offer is being made pursuant to such notice and this Section 4.14;

               (2) the Asset Sale Offer Amount, the Asset Sale Offer Price (including the amount of accrued but unpaid interest (and Liquidated Damages, if any)), and the date of purchase;

               (3) that any Note or portion thereof not tendered or accepted for payment will continue to accrue interest (and Liquidated Damages, if any) if interest (and Liquidated Damages, if any) is then accruing;

               (4) that, unless the Company defaults in depositing cash with the Paying Agent (which may not for purposes of this Section 4.14, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) in accordance

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

     with the last paragraph of this Section 4.14, any Note, or portion thereof, accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest (and Liquidated Damages, if any) after the payment date in connection with an Asset Sale Offer;

               (5) that Holders electing to have a Note, or portion thereof, purchased pursuant to an Asset Sale Offer will be required to surrender their Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent (which may not for purposes of this Section 4.14, notwithstanding any other provision of this Indenture, be the Company or any Affiliate of the Company) prior to the close of business on the date specified in the notice, which shall not be earlier than the date on which the Asset Sale Offer expires, at the address specified in the notice;

               (6) that Holders will be entitled to withdraw their elections, in whole or in part, if the Paying Agent receives, prior to the expiration of the Asset Sale Offer, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder is withdrawing and a statement containing a facsimile signature and stating that such Holder is withdrawing his election to have such principal amount of the Notes purchased;

               (7) that if Indebtedness in an aggregate principal amount in excess of the aggregate principal amount of Notes to be acquired pursuant to the Asset Sale Offer are tendered and not withdrawn, the Company shall purchase Indebtedness on a pro rata basis in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) thereof (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

               (8) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; and

               (9) the circumstances and relevant facts regarding such Asset Sales.

          On or before the date of purchase, the Company shall (i) accept for payment Notes or portions thereof properly tendered pursuant to the Asset Sale Offer (on a pro rata basis if required pursuant to paragraph (7) above), (ii) deposit with the Paying Agent cash sufficient to pay the Asset Sale Offer Price for all Notes or portions thereof so accepted and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate setting forth the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Asset Sale Offer Price for such Notes, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

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

SECTION 4.15.  WAIVER OF STAY, EXTENSION OR USURY LAWS

          Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of, premium of, or interest (or Liquidated Damages, if any) on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Company and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.16.  LIMITATION ON LIENS SECURING INDEBTEDNESS

          The Company and the Guarantors shall not, and neither the Company nor the Guarantors shall permit any of their respective Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of their respective assets now owned or acquired on or after the date of this Indenture or upon any income or profits therefrom securing any Indebtedness of the Company, or any Indebtedness of any Guarantor, unless the Company provides, and causes its Subsidiaries to provide, concurrently therewith, that the Notes and the applicable Guarantees are equally and ratably so secured, provided that if such Indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be contractually subordinate and junior to the Lien securing the Notes (and any related applicable Guarantees) with the same relative priority as such Subordinated Indebtedness shall have with respect to the Notes (and any related applicable Guarantees).

SECTION 4.17.  LIMITATIONS ON LINES OF BUSINESS

          Neither the Company nor any of its Subsidiaries shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which is a Related Business.

                                   ARTICLE V

                             SUCCESSOR CORPORATION

SECTION 5.1.   LIMITATION ON MERGER, SALE OR CONSOLIDATION

          The Company will not consolidate with or merge with or into another Person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of its assets (such amounts to be computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless:

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

               (1) either (a) the Company is the continuing entity or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the Company's obligations in connection with the Notes and this Indenture;

               (2) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction;

               (3) unless such transaction is solely the merger of the Company and one of its previously existing Subsidiaries and which transaction is not for the purpose of evading this provision and not in connection with any other transaction, immediately after giving effect to such transaction on a pro forma basis, the consolidated resulting, surviving or transferee entity would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in
     Section 4.11; and

               (4) each Guarantor shall have by amendment to this Indenture confirmed that its Guarantee shall apply to the obligations of the Company or the surviving entity in accordance with the Notes and this Indenture.

          For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, the Company's interest in which constitutes all or substantially all of the Company's properties and assets, shall be deemed to be the transfer of all or substantially all of the Company's properties and assets.

SECTION 5.2.   SUCCESSOR CORPORATION SUBSTITUTED

          Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.1, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made, shall succeed to and (except in the case of a lease) be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named herein as the Company, and (except in the case of a lease) when a successor corporation duly assumes all of the obligations of the Company pursuant hereto and pursuant to the Notes, the Company shall be released from such obligations (except with respect to any obligations that arise from, or are related to, such transaction).

                                  ARTICLE VI

                        EVENTS OF DEFAULT AND REMEDIES

SECTION 6.1.   EVENTS OF DEFAULT

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          "Event of Default," wherever used herein, means any one of the following events (whatever reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):


                    (i) the Company's failure to pay any installment of interest (or Liquidated Damages, if any) on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days,

                    (ii) the Company's failure to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price on Notes validly tendered and not properly withdrawn pursuant to a Change of Control Offer or Asset Sale Offer, as applicable,

                    (iii) the Company's failure or the failure by any of its Subsidiaries to observe or perform any other covenant or agreement contained in the Notes or this Indenture and, except for the provisions under Section 4.3 and Article V the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding,

                    (iv) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudicating the Company or any of its Significant Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or any of its Significant Subsidiaries under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree, judgment or order of a court of competent jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency for the Company, any of its Significant Subsidiaries, or any substantial part of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days;

                    (v) the Company or any of its Significant Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any substantial part of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, fail generally to

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

     pay its debts as they become due, or take any corporate action in furtherance of any of the foregoing;

                    (vi) a default in the Company's Indebtedness or the Indebtedness of any of its Subsidiaries with an aggregate amount outstanding in excess of $10,000,000 (a) resulting from the failure to pay principal at the stated maturity of such Indebtedness or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity,

                    (vii) final unsatisfied judgments not covered by insurance aggregating in excess of $5,000,000, at any one time rendered against the Company or any of its Subsidiaries and not stayed, bonded or discharged within 60 days, and

                    (viii) any Guarantee of a Guarantor ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void or any Guarantor denies or disaffirms its obligations under its Guarantee, in any case, other than in accordance with the terms of the Guarantee and this Indenture.

SECTION 6.2.   ACCELERATION OF MATURITY DATE; RESCISSION AND ANNULMENT

          If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 6.1(iv) or Section 6.1(v) above relating to the Company or any of its Significant Subsidiaries), then, and in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of then outstanding Notes, by notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal, determined as set forth below, and accrued interest (and Liquidated Damages, if any) thereon to be due and payable immediately, provided, however, that if any Senior Debt is outstanding pursuant to the Credit Agreement, upon a declaration of such acceleration, such principal and interest shall be due and payable upon the earlier of (x) the fifth Business Day after sending the Company and such Senior Debt representatives such written notice, unless such Event of Default is cured or waived prior to such date and (y) the date of acceleration of any Senior Debt under the Credit Agreement.

          In the event a declaration of acceleration resulting from an Event of Default described in Section 6.1(vi) above with respect to any Senior Debt has occurred and is continuing, such declaration of acceleration shall be automatically annulled if such default is cured or waived or the holders of the Indebtedness which is the subject of such default have rescinded their declaration of acceleration in respect of such Indebtedness within 10 days thereof and the Trustee has received written notice of such cure, waiver or rescission and no other Event of Default described in clause (vi) above has occurred that has not been cured or waived within 10 days of the declaration of such acceleration in respect of such Indebtedness.

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

          If an Event of Default specified in Section 6.1(iv) or Section 6.1(v) above relating the Company or any of its Significant Subsidiaries occurs, all principal and accrued interest (and Liquidated Damages, if any) thereon will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Trustee or the Holders.

          The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal of, premium, if any, interest or Liquid Damages, if any, that has become due solely because of the acceleration) have been cured or waived as provided in Section 6.12.

SECTION 6.3.   COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE

          The Company covenants that if an Event of Default in payment of principal, premium or interest specified in clause (i) or (ii) of Section 6.1 hereof occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal, premium (if any), and interest (and Liquidated Damages, if any), and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any), and on any overdue interest (and Liquidated Damages, if any), at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee and its agents and counsel and all other amounts due the Trustee under Section 7.7.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 6.4.   TRUSTEE MAY FILE PROOFS OF CLAIM

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other

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

obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest (and Liquidated Damages, if any)) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

               (1) to file and prove a claim for the whole amount of principal (and premium, if any) and interest (and Liquidated Damages, if any) owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agent and counsel and all other amounts due the Trustee under Section 7.7) and of the Holders allowed in such judicial proceeding, and

               (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a Trustee in bankruptcy or a similar official and may be a member of any creditor's committee approved in such matter.

SECTION 6.5.   TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES

          All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee and its agents and counsel and all other amounts due the Trustee under Section 7.7, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

SECTION 6.6.   PRIORITIES

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          Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any), or interest (or Liquidated Damages, if any), upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the Trustee in payment of all amounts due pursuant to
Section 7.7 hereof;

          SECOND: To the holders of Senior Debt if and to the extent required by Articles XI and XII;

          THIRD: To the Holders in payment of the amounts then due and unpaid for principal of, premium (if any), and interest (and Liquidated Damages, if any) on, the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium (if any), and interest (and Liquidated Damages, if any), respectively; and

          FOURTH: To the Company, the Guarantors or such other Person as may be lawfully entitled thereto, the remainder, if any, each as their respective interests may appear.

          The Trustee may, but shall not be obligated to, fix a record date and payment date for any payment to the Holders under this Section 6.6.

SECTION 6.7.   LIMITATION ON SUITS

          No Holder of any Note shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                    (A) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                    (B)   the Holders of not less than 25% in
          aggregate principal amount of then outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                    (C) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

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                    (D)   the Trustee for 60 days after its receipt of
          such notice, request and offer of indemnity has failed to institute any such proceeding; and

                    (E) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 6.8. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST

          Notwithstanding any other provision of this Indenture, the Holder of any Note shall have the right, which, subject to the provisions of Section 11.5 and Article XII, is absolute and unconditional, to receive payment of the principal of, and premium (if any), and interest (and Liquidated Damages, if any) on, such Note on the Maturity Dates of such payments as expressed in such Note (in the case of redemption, the Redemption Price on the applicable Redemption Date, in the case of a Change of Control, the Change of Control Purchase Price on the Change of Control Purchase Date, and in the case of an Asset Sale, the Asset Sale Offer Price on the relevant purchase date) and to institute suit for the enforcement of any such payment after such respective dates, and such rights shall not be impaired without the consent of such Holder.

SECTION 6.9.   RIGHTS AND REMEDIES CUMULATIVE

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.7 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.10.  DELAY OR OMISSION NOT WAIVER

          No delay or omission by the Trustee or by any Holder of any Note to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this

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Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 6.11.  CONTROL BY HOLDERS

          The Holder or Holders of a majority in aggregate principal amount of then outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided, that

               (1) such direction shall not be in conflict with any rule of law or with this Indenture,

               (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, and

               (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.12.  WAIVER OF EXISTING OR PAST DEFAULT

          Subject to Section 6.8, the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of all Holders, waive any existing or past Default or Event of Default hereunder and its consequences under this Indenture, except a continuing Default or Event of Default

                    (A) in the payment of the principal of, premium, if any, or interest (or Liquidated Damages, if any) on, any Note as specified in clauses (i) and (ii) of Section 6.1 hereof and not yet cured, or

                    (B) in respect of a covenant or provision hereof which, under Article IX, cannot be modified or amended without the consent of the Holders of each outstanding Note affected.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

SECTION 6.13.  UNDERTAKING FOR COSTS

          All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy

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under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, any court may in its discretion require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Notes, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium (if any), or interest (or Liquidated Damages, if any) on, any Note on or after the respective Maturity Date expressed in such Note (including, in the case of redemption, on or after the Redemption Date).

SECTION 6.14.  RESTORATION OF RIGHTS AND REMEDIES

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                                  ARTICLE VII

                                    TRUSTEE

          The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed, subject to the terms hereof.

SECTION 7.1.   DUTIES OF TRUSTEE

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (b)  Except during the continuance of an Event of Default:

               (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee, and

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               (2)  In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein or otherwise verify the contents thereof).

          (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.1,

               (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts, and

               (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.11 hereof.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (f) of this Section 7.1.

          (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company (including without limitation to the extent the Trustee receives funds prior to the interest payment date in order to comply with the provisions of Section 4.1). Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

SECTION 7.2.   RIGHTS OF TRUSTEE

          Subject to Section 7.1 hereof:

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          (a)  The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The
Trustee need not investigate any fact or matter stated in such document.

          (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 13.4 and 13.5 hereof. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or, if in writing, advice of counsel.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it or its agent takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture.

          (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

          (g) Unless otherwise specifically provided for in this Indenture, any demand, request, direction or notice from the Company or any Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor, as applicable.

          (h) The Trustee shall have no duty to inquire as to the performance of the Company's or any Guarantor's covenants in Article IV hereof or as to the performance by any Agent of its duties hereunder. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(i), 6.1(ii) and 4.1 hereof, or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

          (i) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate, an Opinion of Counsel or both.

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          (j)  No permissive right of the Trustee to act hereunder shall be construed as a duty.

          (k) The Trustee shall not be deemed to have notice or knowledge (including actual knowledge) of any matter unless a Trust Officer has actual knowledge thereof or unless written notice thereof is received by the Trustee at the office specified in Section 13.2 and such notice references the Notes generally, the Company or this Indenture.

SECTION 7.3.   INDIVIDUAL RIGHTS OF TRUSTEE

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Guarantor, any of their Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 hereof.

SECTION 7.4.   TRUSTEE'S DISCLAIMER

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement or recital herein or any other document in connection with the sale of the Notes, other than the Trustee's certificate of authentication, or the use or application of any funds received by a Paying Agent other than the Trustee.

SECTION 7.5.   NOTICE OF DEFAULT

          If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. The Trustee may withhold such notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interest of the Holders, except in the case of a Default in payment of principal (or premium, if any) of, interest on or Liquidated Damages with respect to, any Notes (including the repayment of the Redemption Price on the Redemption Date).

SECTION 7.6.   REPORTS BY TRUSTEE TO HOLDERS

          Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall, if required by law, mail to each Securityholder a brief report dated as of such May 15 that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S)(S) 313(b) and 313(c).

          The Company shall promptly notify the Trustee in writing if the Notes become listed on any stock exchange or automatic quotation system.

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          A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed.

SECTION 7.7.  COMPENSATION AND INDEMNITY

          The Company and the Guarantors jointly and severally agree to pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in accordance with this Indenture. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

          The Company and the Guarantors jointly and severally agree to indemnify the Trustee (in its capacity as Trustee) and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by it without negligence, bad faith or willful misconduct on the part of the Trustee, arising out of or in connection with the administration of this trust, including the costs and expenses of enforcement of this Indenture against the Company and the Guarantors (including this Section 7.7), and its rights or duties hereunder, including the reasonable costs and expenses of defending itself against any claim (whether asserted by any Holder, the Company, any Guarantor or third party) or liability in connection with the exercise or performance of any of its powers or duties hereunder, but excluding any franchise taxes imposed on the Trustee and any taxes based on the income of the Trustee. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company and the Guarantors shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's and the Guarantors' expense in the defense. The Trustee may have separate counsel and the Company and the Guarantors shall pay the reasonable fees and expenses of such counsel; provided, that the Company and the Guarantors will not be required to pay such fees and expenses if they assume the Trustee's defense and the Trustee is not advised in writing by counsel that there is a conflict of interest between the Company and the Guarantors and the Trustee in connection with such defense. The Company and the Guarantors need not pay for any settlement made without their written consent, which consent shall not be unreasonably withheld, delayed or conditioned. The Company and the Guarantors need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

          To secure the Company's and the Guarantors' payment obligations in this Section 7.7, the Trustee shall have a perfected lien prior to the Notes on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal and premium, if any, of or interest on particular Notes.

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          When the Trustee incurs expenses or renders services after an Event of
Default specified in Section 6.1(iv) or (v) of this Indenture occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          The Company's and the Guarantors' obligations under this Section 7.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's and the Guarantors' obligations pursuant to Article VIII of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

SECTION 7.8.   REPLACEMENT OF TRUSTEE

          The Trustee may resign by so notifying the Company in writing. The Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

          (a)  the Trustee fails to comply with Section 7.10 hereof;

          (b)  the Trustee is adjudged bankrupt or insolvent;

          (c) a receiver, Custodian or other public officer takes charge of the Trustee or its property; or

          (d)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. No resignation of the Trustee and no appointment of a successor Trustee pursuant to this Article VII shall become effective until the acceptance of appointment by the successor Trustee under this Section 7.8. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided that all sums owing to the retiring Trustee provided for in Section
7.7 hereof have been paid, the retiring Trustee shall transfer all property held by it as trustee to the successor Trustee, subject to the lien provided in
Section 7.7 hereof, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

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          If the Trustee fails to comply with Section 7.10 hereof, any
Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's and the Guarantors' obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.9.   SUCCESSOR TRUSTEE BY MERGER, ETC.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION

          The Trustee shall at all times satisfy the requirements of TIA (S) 310(a)(1), (2) and (5). The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA (S) 310(b).

SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

          The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated.

                                 ARTICLE VIII

                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1.   OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE

          The Company may elect to have Section 8.2, at the Company's option and at any time, or Section 8.3, at the Company's option and at any time, of this Indenture applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.2.   LEGAL DEFEASANCE AND DISCHARGE

          Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company and the Guarantors shall be deemed to have been discharged from their respective obligations with respect to all outstanding Notes and Guarantees on the date the

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conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and this Indenture shall cease to be of further effect as to all outstanding Notes and Guarantees, except as to be deemed to be "outstanding" only for the purposes of the Sections of this Indenture referred to in (a) and (b) below, and the Company and the Guarantors shall be deemed to have satisfied all other of their respective obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on such Notes when such payments are due from the trust described in Section 8.5, (b) the Company's obligations with respect to such Notes under Sections 2.4, 2.6, 2.7, 2.10, 4.2, 8.5, 8.6 and 8.7 hereof and (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof with respect to the Notes.

SECTION 8.3.   COVENANT DEFEASANCE

          Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Company and the Guarantors shall be released from their respective obligations under the covenants contained in Sections 4.3, 4.6, 4.7, 4.8, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16 and 4.17, Article V and
Article X hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, neither the Company nor any Guarantor need comply with and shall have any liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1(iii), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, and subject to Section 8.4, Sections 6.1(vi) through 6.1(viii) hereof shall not constitute Events of Default with respect to the Notes.

SECTION 8.4.   CONDITIONS TO LEGAL OR COVENANT DEFEASANCE

          The following shall be the conditions to the application of either
Section 8.2 or 8.3 hereof to the outstanding Notes:

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          (a)  (i)  The Company shall irrevocably have deposited or caused to be deposited with the Trustee, in trust, for the benefit of the Holders of the Notes, U.S. legal tender, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest (and Liquidated Damages, if any) on such outstanding Notes on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest (and Liquidated Damages, if any) on such Notes, and the Holders of Notes must have a valid, perfected, exclusive security interest in such trust, (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of such outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of such outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of such Notes over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding the other creditors of the Company or others; and (vii) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that the conditions precedent provided for in, in the case of the Officers' Certificate,
(i) through (vi) and, in the case of the opinion of counsel, clauses (i) (with respect to the validity and perfection of the security interest), (ii), (iii) and (v) of this paragraph, have been complied with and the Company shall have delivered to the Trustee an Officers' Certificate, subject to such qualifications and exceptions as the Trustee deems appropriate, to the effect that, assuming no Holder of the Notes is an insider of the Company, the trust funds will not be subject to the effect of any applicable federal bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

          If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of, premium, if any, and interest (and Liquidated Damages, if any) on the Notes when due, then the obligations of the Company and the Guarantors under this Indenture, will be revived and no such defeasance will be deemed to have occurred.

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SECTION 8.5.   DEPOSITED CASH AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN
               TRUST; OTHER MISCELLANEOUS PROVISIONS

          Subject to Section 8.6 hereof, all cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Paying Agent") pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Paying Agent, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any other Paying Agent as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest (and Liquidated Damages, if any), but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

SECTION 8.6.   REPAYMENT TO THE COMPANY

          (a) Anything in this Article VIII to the contrary notwithstanding, the Trustee or the Paying Agent shall deliver or pay to the Company from time to time upon the request of the Company any cash or U.S. Government Obligations held by it as provided in Section 8.4 hereof which in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

          (b) Any cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest (and Liquidated Damages, if any) on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest (and Liquidated Damages, if any) has become due and payable shall be paid to the Company on its request (or if held by the Company, shall be discharged from such trust); and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall be not less than 30 days nor more than 90 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.7.   REINSTATEMENT

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          If the Trustee or Paying Agent is unable to apply any cash or U.S.
Government Obligations in accordance with Section 8.2 or 8.3 hereof, as the case may be, of this Indenture by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantors' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Sections 8.2 and 8.3 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest (and Liquidated Damages, if any) on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE IX

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.1.   SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS

          Without the consent of any Holder, the Company or any Guarantor, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

               (1)  to cure any ambiguity, defect, or inconsistency;

               (2) to add to the covenants of the Company or the Guarantors for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or the Guarantors or make any other change that does not materially adversely affect the rights of any Holder;

               (3) to provide for collateral for or additional Guarantors of the Notes;

               (4) to evidence the succession of another Person to the Company, and the assumption by any such successor of the obligations of the Company, herein and in the Notes in accordance with Article V;

               (5)  to comply with the TIA;

               (6) to evidence the succession of another corporation to any Guarantor and assumption by any such successor of the Guarantee of such Guarantor (as set forth in Section 11.4) in accordance with Article XI;

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               (7)  to evidence the release of any Guarantor in accordance with
     Article XI;

               (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes; or

               (9) to provide for the issuance and authorization of the Exchange Notes.

SECTION 9.2. AMENDMENTS, SUPPLEMENTAL INDENTURES AND WAIVERS WITH CONSENT OF HOLDERS

          Subject to Section 6.8 hereof, with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for such Notes), by written act of said Holders delivered to the Company and the Trustee, the Company and the Guarantors, when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture or the Notes. Subject to Section 6.8, the Holder or Holders of not less than a majority in aggregate principal amount of then outstanding Notes may waive compliance by the Company or any Guarantor with any provision of this Indenture or the Notes. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Note affected thereby:

               (1) change the Stated Maturity on any Note, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof at the Company's option, or change the place of payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such principal, interest or premium payment thereon on or after the Maturity Date (or, in the case of redemption at the Company's option, on or after the Redemption Date), or reduce the Change of Control Purchase Price or the Asset Sale Offer Price after the corresponding Asset Sale or Change of Control has occurred or alter the provisions (including the defined terms used therein) of Article III of this Indenture or Section 5 of the Notes regarding the right of the Company to redeem the Notes as a right, or at the Company's option or the provisions (including the deferred terms used therein) of Article X in a manner adverse to the Holders; or

               (2) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such amendment, supplemental indenture or wavier provided for in this Indenture; or

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               (3)  modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

          It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

          After an amendment, supplement or waiver under this Section 9.2 or under Section 9.4 hereof becomes effective, it shall bind each Holder.

          In connection with any amendment, supplement or waiver under this
Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

SECTION 9.3.   COMPLIANCE WITH TIA

          Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 9.4.   REVOCATION AND EFFECT OF CONSENTS

          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by written notice to the Company or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated

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proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses
(1) through (3) of Section 9.2 hereof, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest (and Liquidated Damages, if any) on a Note, on or after the respective dates set for such amounts to become due and payable expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates.

SECTION 9.5.   NOTATION ON OR EXCHANGE OF NOTES

          If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee or require the Holder to put an appropriate notation on the Note. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

SECTION 9.6.   TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company and the Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.3).

                                   ARTICLE X

                          RIGHT TO REQUIRE REPURCHASE

SECTION 10.1. REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL.

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          (a)  In the event that a Change of Control has occurred, each Holder of Notes will have the right, at such Holder's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by the Company (the "Change of Control Offer"), to require the Company to repurchase all or any part of such Holder's Notes (provided, that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 60 days after the occurrence of such Change of Control, at a cash price equal to 101% of the principal amount thereof (the "Change of Control Purchase Price"), together with accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Purchase Date.

          Notwithstanding the foregoing, the Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by the Company, including any requirements to repay in full all Indebtedness under the Credit Agreement, any Senior Debt or Senior Debt of any Guarantor or obtains the consents of such lenders to such Change of Control Offer as set forth in the following paragraph of this Section, and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

          Notwithstanding anything in this Article X to the contrary, prior to the commencement of a Change of Control Offer, but in any event within 30 days following any Change of Control, the Company shall:

               (1) (A) repay in full, and terminate all commitments under, all Indebtedness under the Credit Agreement and all other Senior Debt the terms of which require repayment upon a Change of Control or (B) offer to repay in full, and terminate all commitments under, all Indebtedness under the Credit Agreement and all such other Senior Debt and repay the Indebtedness owed to each lender that has accepted such offer in full, or

               (2) obtain the requisite consents under the Credit Agreement and all such other Senior Debt to permit the repurchase of the Notes as provided herein.

     The Company's failure to comply with the preceding sentence shall constitute an Event of Default described in Section 6.1(iii), but without giving effect to the stated exceptions in such clause.

          (b) In the event that, pursuant to this Section 10.1, the Company shall be required to commence a Change of Control Offer, the Company shall follow the procedures set forth in this Section 10.1 as follows:

               (1) the Change of Control Offer shall commence within 30 days following the occurrence of a Change of Control;

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

               (2) the Change of Control Offer shall remain open for 20 Business Days (the "Change of Control Offer Period") or such other period as may be required by applicable law;

               (3) upon the expiration of the Change of Control Offer Period, the Company promptly shall purchase all of the tendered Notes at the Change of Control Purchase Price;

               (4) if the Change of Control Purchase Date is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any) due on such Interest Payment Date will be paid to the Person in whose name a Note is registered at the close of business on such Record Date on the corresponding Interest Payment Date;

               (5) the Company shall provide the Trustee and the Paying Agent with written notice of the Change of Control Offer at least three Business Days before the commencement of any Change of Control Offer; and

               (6) on or before the commencement of any Change of Control Offer, the Company or the Trustee (upon the request and at the expense of the Company) shall send, by first-class mail, a notice to each of the Securityholders, which (to the extent consistent with this Indenture) shall govern the terms of the Change of Control Offer and shall state:

                    (A) that the Change of Control Offer is being made pursuant to this Section 10.1 and that all Notes, or portions thereof, tendered will be accepted for payment;

                    (B)  the Change of Control Purchase Price
          (including the amount of accrued but unpaid interest (and Liquidated Damages, if any)) and the Change of Control
          Purchase Date;

                    (C)  that any Note, or portion thereof, not
          tendered or accepted for payment will continue to accrue interest (and Liquidated Damages, if any);

                    (D)  that, unless the Company defaults in
          depositing cash with the Paying Agent in accordance with the penultimate paragraph of this Section 10.1, or such payment is prevented for any reason, any Note, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest (and Liquidated Damages, if any) after the Change of Control Purchase Date;

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

                    (E) that Holders electing to have a Note, or portion thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent (which may not for purposes of this Section 10.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the expiration of the Change of Control Offer;

                    (F) that Holders will be entitled to withdraw their election, in whole or in part, if the Paying Agent receives, prior to the expiration of the Change of Control Offer, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder is withdrawing and a statement containing a facsimile signature and stating that such Holder is withdrawing his election to have such principal amount of Notes purchased;

                    (G) that Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; and

                    (H) a brief description of the events resulting in such Change of Control.

          On or before the Change of Control Purchase Date, the Company shall, to the extent lawful:

               (1) accept for payment Notes or portions thereof properly tendered and not validly withdrawn pursuant to the Change of Control Offer,

               (2) deposit with the Paying Agent an amount in cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any), of all Notes so tendered, and

               (3) deliver to the Trustee the Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Company.

The Paying Agent promptly shall pay the Holders of Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any), and the Trustee promptly will authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be delivered promptly by the Company to the Holder thereof. The Company publicly will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

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          Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Article X, the Company's compliance or compliance by any of the Guarantors with such laws and regulations shall not in and of itself cause a breach of their obligations under this Article X.

                                  ARTICLE XI

                                   GUARANTEE

SECTION 11.1.  GUARANTEE

          (a) Each of the Guarantors shall, jointly and severally, irrevocably and unconditionally guarantee (the "Guarantee") to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability against the Company and any other Guarantors of this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, that: (x) the principal of and premium (if any), and interest (and Liquidated Damages, if any) on the Notes will be paid on a senior subordinated basis in full when due, subject to any expressly stated applicable grace period, whether at the Maturity Date or Interest Payment Date, by acceleration, call for redemption, upon a Change of Control Offer, an Asset Sale Offer or otherwise; (y) all other obligations of the Company to the Holders or the Trustee under this Indenture or the Notes (including fees, expenses or other) will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Notes; and (z) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, an Asset Sale Offer or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor shall be obligated to pay the same before failure so to pay becomes an Event of Default.

          If the Company or a Guarantor defaults in the payment of the principal of, premium, if any, or interest (or Liquidated Damages, if any) on, the Notes when and as the same shall become due, whether upon maturity, acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, without the necessity of action by the Trustee or any Holder, each Guarantor shall be required, jointly and severally, to promptly make such payment in full.

          The Company shall cause each Subsidiary that is formed or acquired after the date hereof and each subsidiary that becomes a Subsidiary after the date hereof, in each case other than Foreign Subsidiaries and Non-Guarantor Subsidiaries, concurrently upon becoming a Subsidiary, to become a Guarantor hereunder and execute and deliver to the Trustee a supplemental indenture as provided pursuant to the terms of this Indenture.

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

          Notwithstanding anything herein to the contrary, if any of the Company's Subsidiaries that is not a Guarantor guarantees any of the Company's other Indebtedness or any other Indebtedness of any of its Subsidiaries, or the Company or any of its Subsidiaries, individually or collectively, pledges, directly or indirectly, more than 65% of the Voting Equity Interests of such Subsidiary to a lender (other than pledges of Equity Interests of Non-Guarantor Subsidiaries pursuant to the Credit Agreement), then such Subsidiary must become a Guarantor in accordance with the terms hereof.

          (b) Each Guarantor hereby agrees to the fullest extent permitted by applicable law, that its obligations with regard to this Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any delays in obtaining or realizing upon or failures to obtain or realize upon collateral, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives to the fullest extent permitted by applicable law diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or right to require the prior disposition of the assets of the Company to meet its obligations, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

          (c) If any Holder or the Trustee is required by any court or otherwise to return to either the Company or any Guarantor, or any Custodian or similar official acting in relation to either the Company or such Guarantor, any amount paid by either the Company or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand,
(i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.2 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in
Section 6.2 hereof, those obligations (whether or not due and payable) will forthwith become due and payable by each of the Guarantors for the purpose of this Guarantee.

          (d) It is the intention of each Guarantor and the Company that the obligations of each Guarantor hereunder shall be in, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of the Guarantee would be annulled, avoided or subordinated to the creditors of any Guarantor by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that such Guarantee was made by such Guarantor without fair consideration and, immediately after giving effect thereto, such Guarantor was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of such Guarantor under such Guarantee shall be reduced by such court if and to the extent such reduction would result in the avoidance of such annulment, avoidance or subordination; provided, however, that any reduction pursuant to this paragraph shall be made in the smallest amount as is strictly necessary to reach such result. For purposes of this paragraph, "fair consideration", "insolvency", "unable to pay its debts as they mature", "unreasonably small capital" and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law.

SECTION 11.2.  EXECUTION AND DELIVERY OF GUARANTEE

          Each Guarantor shall, by virtue of such Guarantor's execution and delivery of an indenture supplement pursuant to Section 11.1 hereof, be deemed to have signed on each Note issued hereunder the notation of guarantee set forth on the form of the Notes attached hereto as Exhibit A to the same extent as if the signature of such Guarantor appeared on such Note.

          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the guarantee set forth in
Section 11.1 on behalf of each Guarantor. The notation of a guarantee set forth on any Note shall be null and void and of no further effect with respect to the guarantee of any Guarantor which, pursuant to Section 11.4, is released from such Guarantee.

SECTION 11.3.  CERTAIN BANKRUPTCY EVENTS

          Each Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, such Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under
Section 362 or 105 of the United States Bankruptcy Code or otherwise.

SECTION 11.4.  LIMITATION ON MERGER OF SUBSIDIARIES AND RELEASE OF GUARANTORS

          No Guarantor shall consolidate or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless, subject to the provisions of the following paragraph and the other provisions of this Indenture, (1) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such Person shall guarantee, on a senior subordinated basis, all of such Guarantor's obligations under such Guarantor's Guarantee on the terms set forth herein; and (2) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing. The provisions of this Section 11.4 shall not apply to the merger of any Guarantors with and into each other or with or into the Company.

          Upon the sale or disposition (whether by merger, stock purchase, Asset Sale or otherwise) of a Guarantor (as an entity) to an entity which is not, and is not required to become, a Guarantor, or the designation of a Subsidiary to become an Unrestricted Subsidiary, or upon a Guarantor becoming a Non-Guarantor Subsidiary which transaction is otherwise in compliance with this Indenture (including, without limitation, the provisions of Section 4.14), such Guarantor will be deemed released from its obligations under its Guarantee of the Notes and such Guarantee will terminate; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests that secure, any of the Company's Indebtedness or any Indebtedness of any other of the Company's Subsidiaries shall also terminate upon such release, sale or transfer and none of such Guarantor's Equity Interests are pledged for the benefit of any holder of any of the Company's Indebtedness or any Indebtedness of any of the Company's Subsidiaries (other than pledges of Equity Interests of Non-Guarantor Subsidiaries pursuant to the Credit Agreement).

          Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made in accordance with the applicable provisions of this Indenture, the Trustee shall execute any documents reasonably required to evidence the release of any Guarantor from its obligations under the Guarantee.

SECTION 11.5.  SUBORDINATION OF GUARANTEES

          The obligations of each Guarantor under its Guarantee pursuant to this
Article XI are subordinated in right of payment to the prior payment in full in cash of all Senior Debt of such Guarantor on the same basis as the Notes are subordinated to Senior Debt of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of Notes pursuant to this Indenture, including
Article XII hereof. In the event that the Trustee receives any Guarantor payment at a time when such payment is prohibited by the foregoing sentence, such Guarantor payment shall be held for the benefit of, and paid over and delivered to, the holders of the Senior Debt of such Guarantor remaining unpaid, to the extent necessary to pay in full all such Senior Debt. In the event that a Holder receives any Guarantor payment at a time when such payment is prohibited by the foregoing sentence, such Guarantor payment shall be held for the benefit of, and paid over and delivered to, the holders of the Senior Debt of such Guarantor remaining unpaid, to the extent necessary to pay in full all such Senior Debt.

          Each Holder of a Note by its acceptance thereof (a) agrees to and shall be bound by the provisions of this Section 11.5, (b) authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary and appropriate to effectuate the subordination so provided, and (c) appoints the Trustee as the Holder's attorney-in-fact for any and all such purposes.

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                                  ARTICLE XII

                                 SUBORDINATION

SECTION 12.1.  NOTES SUBORDINATED TO SENIOR DEBT


          The Company and the Guarantors and each Holder, by its acceptance of Notes, agree that (a) the payment of the principal of and interest (and Liquidated Damages, if any) on the Notes and (b) any other payment in respect of the Notes, including on account of the acquisition or redemption of the Notes by the Company and the Guarantors (including, without limitation, pursuant to Section 4.14 and Article X) is subordinated, to the extent and in the manner provided in this Article XII, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company and the Guarantors and that these subordination provisions are for the benefit of the holders of Senior Debt.

          This Article XII shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

SECTION 12.2.  NO PAYMENT ON NOTES IN CERTAIN CIRCUMSTANCES

          (a) No payment (by set-off or otherwise) shall be made by or on behalf of the Company or a Guarantor, as applicable, on account of the principal of, premium, if any, or interest (or Liquidated Damages) on the Notes, or on account of the redemption provisions of the Notes (including any repurchases of Notes), for cash or property (other than Junior Securities), (i) upon the maturity of any Senior Debt of the Company or such Guarantor, as applicable, by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and the interest on, and all other amounts owning in respect of, such Senior Debt are first paid in full in cash or Cash Equivalents (or such payment is duly provided for) or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents, or (ii) in the event of default in the payment of any principal of, premium, if any, or interest on Senior Debt of the Company or such Guarantor, as applicable, when it becomes due and payable, whether at maturity, or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

          (b) Upon (i) the happening of an event of default other than a Payment Default that permits the holders of any Designated Senior Debt to declare such Designated Senior Debt to be due and payable and (ii) written notice of such event of default given to the Company and the Trustee by the holders of such Designated Senior Debt or their representative (a "Payment Notice"), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment (by set-off or otherwise) may be made by or on behalf of the Company or any Guarantor which is an obligor under such Designated Senior Debt on account of the principal of, premium, if any, or interest (or Liquidated Damages, if any) on the Notes, (including any

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

repurchases of any of the Notes), or on account of the redemption provisions of the Notes, in any such case, other than payments made with Junior Securities. Notwithstanding the foregoing, unless the Designated Senior Debt in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period") (and such declaration has not been rescinded or waived), at the end of the Payment Blockage Period, the Company and the Guarantors shall be required, to pay all sums not previously paid to the Holders of the Notes during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Notes.

          Any number of Payment Notices may be given; provided, however, that
(i) not more than one Payment Notice shall be given within a period of any 360 consecutive days, and (ii) no non-payment default that existed upon the date of such Payment Notice or the commencement of such Payment Blockage Period (whether or not such event of default is on the same issue of Designated Senior Debt) shall be made the basis for the commencement of any other Payment Blockage Period (for purposes of this provision, any subsequent action, or any subsequent breach of any financial covenant for a period commencing after the expiration of such Payment Blockage Period that, in either case, would give rise to a new event of default, even though it is an event that would also have been a separate breach pursuant to any provision under which a prior event of default previously existed, shall constitute a new event of default).

          (c) In furtherance of the provisions of Section 12.1, in the event that, notwithstanding the foregoing provisions of this Section 12.2 or Section 12.3, any payment or distribution of assets of the Company or any Guarantor (other than Junior Securities) shall be received by the Trustee or the Holders at a time when such payment or distribution is prohibited by the foregoing provisions of this Section 12.2, such payment or distribution shall be held for the benefit of the holders of such Senior Debt, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of such Senior Debt remaining unpaid or unprovided for or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Debt held or represented by each, for application to the payment of all such Senior Debt remaining unpaid, to the extent necessary to pay or to provide for the payment of all such Senior Debt in full in cash or Cash Equivalents, or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

SECTION 12.3. NOTES SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR DEBT ON DISSOLUTION, LIQUIDATION OR REORGANIZATION

          Upon any distribution of assets of the Company or any Guarantor upon any dissolution, winding up, total or partial liquidation or reorganization of the Company or a Guarantor, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshalling of assets or liabilities:

          (a) the holders of all Senior Debt of the Company or such Guarantor, as applicable, will first be entitled to receive payment in full in cash or Cash Equivalents (or have such payment duly provided for) or otherwise to the extent such holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents before the Holders are entitled to receive any payment on account of the principal of, premium, if any, and interest (or Liquidated Damages, if any) on the Notes (other than Junior Securities); and


          (b) any payment or distribution of assets of the Company or such Guarantor of any kind or character from any source, whether in cash, property or securities (other than Junior Securities) to which the Holders or the Trustee on behalf of the Holders would be entitled (by set-off or otherwise), except for the subordination provisions contained in this Indenture, will be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of such Senior Debt or their representative to the extent necessary to make payment in full (or have such payment duly provided for) on all such Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

SECTION 12.4.  SECURITYHOLDERS TO BE SUBROGATED TO RIGHTS OF HOLDERS OF SENIOR
               DEBT

          Subject to the payment in full in cash or Cash Equivalents of all Senior Debt of the Company or any Guarantor as provided herein, the Holders of Notes shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of assets of the Company applicable to the Senior Debt until all amounts owing on the Notes shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of such Senior Debt by or on behalf of the Company or any Guarantor, or by or on behalf of the Holders by virtue of this Article XII, which otherwise would have been made to the Holders shall, as between the Company or any Guarantor and the Holders, be deemed to be payment by the Company or any Guarantor or on account of such Senior Debt, it being understood that the provisions of this Article XII are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Debt, on the other hand.

SECTION 12.5.  OBLIGATIONS OF THE COMPANY AND THE GUARANTORS UNCONDITIONAL

          Nothing contained in this Article XII or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between the Company and any Guarantors and the Holders, the obligation of each such Person, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest (and Liquidated Damages, if any) on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company and the Guarantors other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XII, of the holders of Senior Debt in respect of cash, property or securities of the Company and the Guarantors received upon the exercise of any

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

such remedy. Notwithstanding anything to the contrary in this Article XII or elsewhere in this Indenture or in the Notes, upon any distribution of assets of the Company and the Guarantors referred to in this Article XII, the Trustee, subject to the provisions of Sections 7.1 and 7.2, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating Trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company or any Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII so long as such court has been apprised of the provisions of, or the order, decree or certificate makes reference to, the provisions of this Article XII.

          Nothing in this Article XII shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 7.7.

SECTION 12.6. TRUSTEE ENTITLED TO ASSUME PAYMENTS NOT PROHIBITED IN ABSENCE OF NOTICE.

          The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee unless and until a Trust Officer of the Trustee or any Paying Agent shall have received, no later than one Business Day prior to such payment written notice thereof from the Company or from one or more holders of Senior Debt or from any representative therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 7.1 and 7.2, shall be entitled in all respects conclusively to assume that no such fact exists.

SECTION 12.7.  APPLICATION BY TRUSTEE OF ASSETS DEPOSITED WITH IT

          Amounts deposited in trust with the Trustee pursuant to and in accordance with Article VIII shall be for the sole benefit of Securityholders and, to the extent the making of such deposit by the Company shall (i) not be in contravention of any term or provision of the Credit Agreement and (ii) be allocated for the payment of the Notes, shall not be subject to the subordination provisions of this Article XII. Otherwise, any deposit of assets with the Trustee or the Agent (whether or not in trust) for the payment of principal of or interest on any Notes shall be subject to the provisions of Sections 12.1, 12.2, 12.3 and 12.4; provided, that, if prior to one Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including without limitation, the payment of either principal of or interest on any Note) the Trustee or such Paying Agent shall not have received with respect to such assets the written notice provided for in Section 12.6, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

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SECTION 12.8.  SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE
               COMPANY, THE GUARANTORS OR HOLDERS OF SENIOR DEBT

          No right of any present or future holders of any Senior Debt to enforce the subordination provisions contained in this Article XII shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company or any Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Debt may extend, renew, modify or amend the terms of the Senior Debt or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company and the Guarantors, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders. The subordination provisions contained in this Indenture are for the benefit of the holders from time to time of Senior Debt and may not be rescinded, cancelled, amended or modified in any way other than any amendment or modification that would not adversely affect the rights of any holder of Senior Debt or any amendment or modification that is consented to by each holder of Senior Debt that would be adversely affected thereby. The subordination provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of the Senior Debt upon the insolvency, bankruptcy, or reorganization of the Company, any Guarantor, or otherwise, all as though such payment has not been made.

SECTION 12.9. SECURITYHOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF NOTES.

          Each Holder of the Notes by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this Article XII and to protect the rights of the Holders pursuant to this Indenture, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company or any Guarantor (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company or any Guarantor), the immediate filing of a claim for the unpaid balance of his Notes in the form required in said proceedings and cause said claim to be approved. In the event of any liquidation or reorganization of the Company or any Guarantor in bankruptcy, insolvency, receivership or similar proceeding, if the Holders of the Notes (or the Trustee on their behalf) have not filed any claim, proof of claim, or other instrument of similar character necessary to enforce the obligations of the Company or any Guarantor in respect of the Notes at least thirty (30) days before the expiration of the time to file the same, then in such event, but only in such event, the holders of the Senior Debt or a representative on their behalf may, as an attorney-in-fact for such Holders, file any claim, proof of claim, or other instrument of similar character on behalf of such Holders. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their representative to authorize or consent to or accept or adopt on behalf of any Securityholder any plan

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of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their representative to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 12.10. RIGHT OF TRUSTEE TO HOLD SENIOR DEBT

          The Trustee shall be entitled to all of the rights set forth in this
Article XII in respect of any Senior Debt at any time held by it to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

SECTION 12.11. ARTICLE XII NOT TO PREVENT EVENTS OF DEFAULT

          The failure to make a payment on account of principal of, premium, if any, or interest (or Liquidated Damages, if any) on the Notes by reason of any provision of this Article XII shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.1 or in any way limit the rights of the Trustee or any Holder to pursue any other rights or remedies with respect to the Notes.

SECTION 12.12. NO FIDUCIARY DUTY OF TRUSTEE TO HOLDERS OF SENIOR DEBT

          The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders (other than for its willful misconduct or negligence) if it shall in good faith mistakenly pay over or distribute to the Holders of Notes or the Company, any Guarantor or any other Person, cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article XII or otherwise. Nothing in this Section 12.12 shall affect the obligation of any other such Person to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Debt or their representative. In the event of any conflict between the fiduciary duty of the Trustee to the Holders of Notes and to the holders of Senior Debt, the Trustee is expressly authorized to resolve such conflict in favor of the Holders.

                                  ARTICLE XIII

                                  MISCELLANEOUS

SECTION 13.1.  TIA CONTROLS

          If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

SECTION 13.2.  NOTICES

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          Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier, recognized overnight courier or registered or certified mail, postage prepaid, return receipt requested, and if to the Company or any Guarantor or the Trustee, addressed as follows:


          if to the Company or any Guarantor:

               DaVita Inc.
               21250 Hawthorne Boulevard
               Suite 800
               Torrance, California  90503
               Attention: Chief Financial Officer
               Telecopy:  (310) 792-0020

          with a copy to:

               Riordan & McKinzie
               300 South Grand Avenue
               Suite 2900
               Los Angeles, California  90071
               Attention: Roger Lustberg, Esq.
               Telecopy:  (213) 229-8550

          if to the Trustee:

               U.S. Trust Company of Texas, National Association
               2001 Ross Avenue, Suite 2700
               Dallas, Texas 75201
               Attention: John Stohlman, Corporate Trust Administration
               Telecopy:  (214) 754-1301

          with a copy to:

               United States Trust Company of New York
               114 West 47th Street
               New York, New York 10036-1000
               Attention: Patricia Gallagher, Corporate Trust Administration
               Telecopy:  (212) 852-1626

          with a copy to:

               Winston & Strawn
               200 Park Avenue
               New York, New York 10166

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

               Attention: Jeffrey H. Elkin
               Telecopy:  (212) 294-4700

          Any party by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when receipt is acknowledged, if telecopied; the next Business Day after timely delivery to the courier, if sent by a recognized overnight courier guaranteeing next day delivery; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee and notice to the Trustee shall not be deemed to have been given until actually received by the Trustee).

          Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 13.3.  COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS

          Securityholders may communicate pursuant to TIA ss.312(b) with other Securityholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA ss.312(c).

SECTION 13.4.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

          Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, such Person shall furnish to the Trustee:

               (1) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been met; and

               (2) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been met.

SECTION 13.5.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

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

               (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been met; and

               (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been met; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 13.6.  RULES BY TRUSTEE, PAYING AGENT, REGISTRAR

          The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 13.7.  LEGAL HOLIDAYS

          A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest (or Liquidated Damages, if any) shall accrue for the intervening period.

SECTION 13.8.  GOVERNING LAW

          THIS INDENTURE, THE GUARANTEES AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(B) OF THE NEW YORK CIVIL PRACTICE LAWS AND RULES. EACH OF THE COMPANY AND THE GUARANTORS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE NOTES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS.

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

EACH OF THE COMPANY AND THE GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY AND THE GUARANTORS IN ANY OTHER JURISDICTION.

SECTION 13.9.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Guarantor or any of their respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10. NO RECOURSE AGAINST OTHERS

          No direct or indirect stockholder, partner, member, employee, manager, officer or director, as such, past, present or future, of the Company or any Guarantor, or any successor entity, shall have any personal liability in respect of the obligations of the Company or the Guarantors under this Indenture or the Notes solely by reason of his or its status as such stockholder, partner, member, employee, manager, officer or director; provided, that this Section
13.10 shall in no way limit the obligation of any Guarantor pursuant to any Guarantee of the Notes. Each Securityholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

SECTION 13.11. SUCCESSORS

          All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 13.12. DUPLICATE ORIGINALS

          All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 13.13. SEVERABILITY

          In case any one or more of the provisions in this Indenture or in the Notes or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 13.14. TABLE OF CONTENTS, HEADINGS, ETC.

          The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 13.15. QUALIFICATION OF INDENTURE

          The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all costs and expenses (including attorneys' fees for the Company and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

SECTION 13.16. REGISTRATION RIGHTS

          Certain Holders of the Notes may be entitled to certain registration rights with respect to such Notes pursuant to, and subject to the terms of, the Registration Rights Agreement.

SECTION 13.17. BENEFITS OF INDENTURE

          Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, the holders of Senior Debt (subject to Section 11.5 and Article XII) and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture or the Notes.

                                   SIGNATURES

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.



                           DAVITA INC.


                           By:_____________________________________
                              Steven Udicious
                              Vice President, General Counsel and Secretary

                              GUARANTORS
                              ----------

                              CARROLL COUNTY DIALYSIS FACILITY, INC.

                              CONTINENTAL DIALYSIS CENTER, INC.

                              CONTINENTAL DIALYSIS CENTER OF
                              SPRINGFIELD-FAIRFAX, INC.

                              DIALYSIS SPECIALISTS OF DALLAS, INC.

                              EAST END DIALYSIS CENTER, INC.

                              ELBERTON DIALYSIS FACILITY, INC.

                              FLAMINGO PARK KIDNEY CENTER, INC.

                              LINCOLN PARK DIALYSIS SERVICES, INC.

                              MASON-DIXON DIALYSIS FACILITIES, INC.

                              OPEN ACCESS SONOGRAPHY, INC.

                              PENINSULA DIALYSIS CENTER, INC.

                              RENAL TREATMENT CENTERS, INC.

                              RENAL TREATMENT CENTERS-CALIFORNIA, INC.

                              RENAL TREATMENT CENTERS-HAWAII, INC.

                              RENAL TREATMENT CENTERS-ILLINOIS, INC.

                              RENAL TREATMENT CENTERS-MID-ATLANTIC, INC.

                              RENAL TREATMENT CENTERS-NORTHEAST, INC.

                              RENAL TREATMENT CENTERS-SOUTHEAST, INC.

                              RENAL TREATMENT CENTERS-WEST, INC.
                              RTC-TEXAS ACQUISITION, INC.

                              RTC TN, INC.

                              TOTAL ACUTE KIDNEY CARE, INC.

                              TOTAL RENAL CARE, INC.

                              TOTAL RENAL CARE OF COLORADO, INC.

                              TOTAL RENAL LABORATORIES, INC.

                              TOTAL RENAL RESEARCH, INC.

                              TOTAL RENAL SUPPORT SERVICES, INC.

                              TRC OF NEW YORK, INC.

                              TRI-CITY DIALYSIS CENTER, INC.

                              By:___________________________________
                                    Steven Udicious
                                    Vice President, General Counsel and
                                    Secretary of each of the above


                              TRC WEST, INC.

                              By:___________________________________
                                    David Manheim
                                    Vice President and Secretary

                              RTC HOLDINGS, INC.

                              By:___________________________________
                                    Steven J. Udicious
                                    President

                              BEVERLY HILLS DIALYSIS PARTNERSHIP

                                 By:  TOTAL RENAL CARE, INC.
                                 Its: General Partner

                                    By:_________________________________
                                          Steven Udicious
                                          Vice President, General Counsel and
                                          Secretary

                              CRESCENT CITY DIALYSIS PARTNERSHIP

                                 By:  TOTAL RENAL CARE, INC.
                                 Its: General Partner

                                    By:_________________________________
                                          Steven Udicious
                                          Vice President, General Counsel and
                                          Secretary

                              HOUSTON KIDNEY CENTER/TOTAL RENAL CARE
                              INTEGRATED SERVICE NETWORK LIMITED PARTNERSHIP

                                 By:  TOTAL RENAL CARE, INC.
                                 Its: General Partner

                                    By:_________________________________
                                          Steven Udicious
                                          Vice President, General Counsel and
                                          Secretary

                              KENNER REGIONAL DIALYSIS PARTNERSHIP

                                By:  TOTAL RENAL CARE, INC.
                                Its: General Partner

                                   By:__________________________________
                                         Steven Udicious
                                         Vice President, General Counsel and
                                         Secretary

                              SUNRISE DIALYSIS PARTNERSHIP

                                By:  TOTAL RENAL CARE, INC.
                                Its: General Partner

                                   By:__________________________________
                                         Steven Udicious
                                         Vice President, General Counsel and
                                         Secretary

                              TOTAL RENAL CARE/PERALTA RENAL CENTER
                              PARTNERSHIP

                                By:  TOTAL RENAL CARE, INC.
                                Its: General Partner

                                   By __________________________________
                                         Steven Udicious
                                         Vice President, General Counsel and
                                         Secretary

                              TOTAL RENAL CARE/PIEDMONT DIALYSIS PARTNERSHIP

                                By:  TOTAL RENAL CARE, INC.
                                Its: General Partner

                                   By:__________________________________
                                         Steven Udicious
                                         Vice President, General Counsel and
                                         Secretary

                              TOTAL RENAL CARE TEXAS LIMITED PARTNERSHIP

                                By:  TOTAL RENAL CARE, INC.
                                Its: General Partner

                                   By:__________________________________
                                         Steven Udicious
                                         Vice President, General Counsel and
                                         Secretary

                              TRC-INDIANA, LLC

                                By:  TOTAL RENAL CARE, INC.
                                Its: Manager

                                   By:__________________________________
                                         Steven Udicious
                                         Vice President, General Counsel and
                                         Secretary

                              TOTAL RENAL CARE OF UTAH, L.L.C.

                                By:  TOTAL RENAL CARE, INC.


                                   By:__________________________________
                                         Steven Udicious
                                         Vice President, General Counsel and
                                         Secretary

                              U.S. TRUST COMPANY OF TEXAS, NATIONAL ASSOCIATION
                                as Trustee


                                   By:_____________________________________
                                     Name:
                                     Title:  Authorized Officer

                                                                       EXHIBIT A

                                [FORM OF NOTE]

                                  DAVITA INC.

           9 1/4% [SERIES A] [SERIES B]/1/ SENIOR SUBORDINATED NOTE
                                   DUE 2011

                                                           CUSIP No.: __________
No.                                                            $________________


          DaVita Inc., a Delaware corporation (hereinafter called the "Company", which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________, or registered assigns, the principal sum of __________ Dollars, on April 15, 2011.

          Interest Payment Dates: April 15 and October 15; commencing October 15, 2001.

          Record Dates: April 1 and October 1.

          Reference is made to the further provisions of this Note on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.








_____________________________
 /1/ Series A should be replaced with Series B in the Exchange Notes.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                 DAVITA INC.
                                 a Delaware corporation

                                 By: -------------------------------------------
                                     Name:  Richard K. Whitney
                                     Title: Chief Financial Officer



                                 By: -------------------------------------------
                                     Name:  Steven J. Udicious
                                     Title: Vice President, General Counsel and
                                            Secretary

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

     This is one of the Notes described in the within-mentioned Indenture.

                                 U.S. TRUST COMPANY OF TEXAS, NATIONAL
                                 ASSOCIATION, as Trustee


                                 By: -------------------------------------------
                                     Authorized Signatory

Dated: April 11, 2001

                                (Back of Note)

      9 1/4% [Series A] [Series B]/2/ Senior Subordinated Notes due 2011

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.]/3/

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]/4/

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED

___________________________

/2/Series A should be replaced with Series B in the Exchange Notes.

/3/To be included only on Global Notes deposited with DTC as Depositary.

/4/To be included only on Global Notes deposited with DTC as Depositary.

HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE CASH PAYMENTS OF INTEREST DURING THE PERIOD WHICH SUCH HOLDER HOLDS THIS NOTE. NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT INTEREST FROM ACCRUING ON THIS NOTE.]/5/

[THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT,
(3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR
(5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (1) THROUGH (5) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.]/6/



______________________

/5/To be included only on Reg S Temporary Global Notes.
/6/To be included only on Transfer Restricted Notes.

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. Interest. DaVita Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 9 1/4% per annum from April 11, 2001 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, semi-annually in arrears on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or provided for or, if no interest has been paid, from the Issue Date; provided, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Record Date (defined below) referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be October 15, 2001. The Company shall pay interest on overdue principal and premium, if any, from time to time on demand at the rate then in effect; it shall pay interest on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the April 1 or October 1 next preceding the Interest Payment Date (each a "Record Date"), even if such Notes are cancelled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture (as defined below) with respect to defaulted interest. The Notes will be payable as to principal, premium, interest and Liquidated Damages, if any, at the office or agency of the Company maintained in the Borough of Manhattan, the City and State of New York for such purpose, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided, that payment by wire transfer of immediately available funds to an account within the United States will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on all Global Notes. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          3. Paying Agent and Registrar. Initially, U.S. Trust Company of Texas, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

          4. Indenture. The Company issued the Notes under an Indenture dated as of April 11, 2001 ("Indenture") among the Company, the Guarantors party thereto and the

Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.

               5.   Optional Redemption.

               (a) Except as set forth in clause (b) of this Section 5, the Company shall not have the option to redeem the Notes pursuant to this Section 5 prior to April 15, 2006. The Notes will be redeemable for cash at the option of the Company, in whole or in part, at any time on or after April 15, 2006, upon not less than 30 days nor more than 60 days prior notice mailed by first class mail to each Holder at its last registered address, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing April 15, of the years indicated below, in each case (subject to the right of Holders of record on a Record Date to receive the corresponding interest due (and the corresponding Liquidated Damages, if any) on the corresponding Interest Payment Date that is on or prior to such Redemption
Date) together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date:

          Year                                             Percentage
          ----                                             ----------
          2006............................................  104.625%
          2007............................................  103.083%
          2008............................................  101.542%
          2009 and thereafter.............................  100.000%

               (b) Notwithstanding the provisions of clause (a) of this Section 5, at any time on or prior to April 15, 2004, upon any Public Equity Offering, up to 35% of the aggregate principal amount of the Notes issued under the Indenture may be redeemed at the option of the Company within 90 days of such Public Equity Offering, on not less than 30 days, but not more than 60 days, prior notice to each Holder of the Notes to be redeemed, with cash from the Net Cash Proceeds of such Public Equity Offering, at a redemption price equal to 109.25% of the principal amount thereof (subject to the right of Holders of record on a Record Date to receive the corresponding interest (and the corresponding Liquidated Damages, if any) due on the Interest Payment Date that is on or prior to such Redemption Date) together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date; provided, that immediately following such redemption not less than 65% of the aggregate principal amount of the Notes originally issued pursuant to the Indenture remain outstanding.

               (c) Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days prior to the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Notes held by a

Holder are to be redeemed. On and after the Redemption Date interest (and Liquidated Damages, if any) ceases to accrue on Notes or portions thereof called for redemption unless the Company defaults in such payments due on the Redemption Date.

          6. Mandatory Redemption. The Company shall not be required to make mandatory redemption payments with respect to the Notes. The Notes shall not have the benefit of any sinking fund.

          7.   Offers to Purchase.

          (a) Change of Control. In the event that a Change of Control has occurred, each Holder of Notes will have the right, at such Holder's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by the Company (the "Change of Control Offer"), to require the Company to repurchase all or any part of such Holder's Notes (provided, that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 60 days after the occurrence of such Change of Control, at a cash price equal to 101% of the principal amount thereof (the "Change of Control Purchase Price"), together with accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Purchase Date. The Change of Control Offer shall be made within 30 days following a Change of Control and shall remain open for 20 Business Days following its commencement (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, the Company promptly shall purchase all Notes properly tendered in response to the Change of Control Offer.

          Prior to the commencement of a Change of Control Offer, but in any event within 30 days following any Change of Control, the Company shall (i)(a) repay in full, and terminate all commitments under, all Indebtedness under the Credit Agreement and all other Senior Debt, the terms of which require repayment upon a Change of Control or (b) offer to repay in full, and terminate all commitments under, all Indebtedness under the Credit Agreement and all such other Senior Debt and repay the Indebtedness owed to each lender that has accepted such offer in full or (ii) obtain the requisite consents under the Credit Agreement and all such other Senior Debt to permit the repurchase of the Notes as provided herein. The Company's failure to comply with the preceding sentence shall constitute an Event of Default described in Section 6.1(iii), but without giving effect to the stated exceptions in such clause.

          On or before the Change of Control Purchase Date, the Company shall, to the extent lawful, (i) accept for payment Notes or portions thereof properly tendered and not validly withdrawn pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount in cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any), of all Notes so tendered and (iii) deliver to the Trustee the Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Company. The Paying Agent promptly shall pay the Holders of Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any), and the Trustee promptly will authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be delivered promptly by the Company to the Holder thereof. The Company publicly will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

          (b) Asset Sale. The Company and the Guarantors shall not, and neither the Company nor the Guarantors shall permit any of their respective Subsidiaries to, in one or a series of related transactions, convey, sell, lease, transfer, assign or otherwise dispose of, directly or indirectly, any of their property, business or assets, including by merger or consolidation (in the case of a Guarantor or a Subsidiary of the Company), and including any sale or other transfer or issuance of any Equity Interests of any Subsidiary or Unrestricted Subsidiary of the Company, whether by the Company or one of its Subsidiaries or Unrestricted Subsidiaries or through the issuance, sale or transfer of Equity Interests by a Subsidiary or Unrestricted Subsidiary of the Company, and including any sale and leaseback transaction (any of the foregoing, an "Asset Sale"), unless (l)(a) the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") are applied within 365 days after the date of such Asset Sale, to the extent not applied in accordance with paragraph (b) below, to the (i) optional redemption of the Notes in accordance with the terms of the Indenture and other Indebtedness of the Company ranking on a parity with the Notes and with similar provisions requiring the Company to redeem such Indebtedness with the proceeds from such Asset Sale, pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding or (ii) repurchase of the Notes and such other Indebtedness ranking on a parity with the Notes and with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from such Asset Sale pursuant to a cash offer (subject only to conditions required by applicable law, if any) (pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding) (the "Asset Sale Offer") at a purchase price of 100% of principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) (the "Asset Sale Offer Price") together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment, made within 335 days of such Asset Sale or (b) within 365 days following such Asset Sale, the Asset Sale Offer Amount is (i) invested in assets and property (other than notes, bonds, obligations and securities, except in connection with the acquisition of a Wholly Owned Subsidiary that immediately becomes a Guarantor in a Related Business) which will constitute or be a part of a Related Business of the Company or such Subsidiary (if it continues to be a Subsidiary) immediately following such transaction or (ii) used to retire Senior Debt and to permanently reduce the amount of such Senior Debt outstanding on the Issue Date or permitted pursuant to paragraphs (b) and (c) of Section 4.11 of the Indenture (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount); provided, however, that with respect to any Asset Sale occurring during 2001, the Asset Sale Offer Amount received therefrom may be applied as provided in (a) or (b) above at any time prior to December 31, 2002, and any Asset Sale Offer made in accordance with (a)(ii) above may be made at any time prior to December 1, 2002, (2) at least 75% of the total consideration for such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents, provided, that up to one-third of such 75% may consist of notes or other obligations received by the Company or such Subsidiary from such transferee that are converted by the Company or such Subsidiary into cash (to the extent of the cash received) within 365 days after receipt, which shall constitute Net Cash Proceeds attributable to the original Asset Sale for which such notes or other obligations were received, and provided further that any Indebtedness of the Company or any Subsidiary (as shown on the Company's or such Subsidiary's most recent balance sheet), other than Subordinated Indebtedness, that is assumed by the transferee of any such assets shall constitute cash for purposes hereof, so long as the Company and all of its Subsidiaries are fully and unconditionally released therefrom, and (3) the Company or such Subsidiary, as applicable, receives fair market value for such Asset Sale, such determination to be made in good faith by the Board of Directors of the Company for Asset Sales exceeding $25,000,000. Pending the final application of any Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Cash Proceeds in any manner that is not prohibited by the Indenture.

          An acquisition of Notes pursuant to an Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses and in the time periods set forth in 1(a)(i) or 1(b) above (the "Excess Proceeds") exceeds $10,000,000 and that each Asset Sale Offer shall remain open for at least 20 Business Days following its commencement (the "Asset Sale Offer Period"). Upon expiration of the Asset Sale Offer Period, the Company shall apply the Asset Sale Offer Amount plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Indebtedness properly tendered in accordance with the provisions hereof (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued interest and Liquidated Damages, if any). To the extent that the aggregate amount of Notes and such other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Company may use any remaining Net Cash Proceeds for general corporate purposes as otherwise permitted by the Indenture and following the consummation of each Asset Sale Offer the Excess Proceeds amount shall be reset to zero.

          8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company and the Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.

Also, they need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a Record Date and the corresponding Interest Payment Date.


          9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

          10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, and any existing Default or compliance with any provision of the Indenture, the Notes or the Guarantees may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture, the Notes or the Guarantees may be amended or supplemented as set forth in Section 9.1 of the Indenture to (a) cure any ambiguity, defect or inconsistency, (b) add to the covenants of the Company or the Guarantors for the benefit of the Holders, or surrender any right or power conferred upon the Company or the Guarantors by the Indenture or herein or make any other change that does not materially adversely affect the rights of any Holder; (c) provide for collateral for or additional Guarantors of the Notes; (d) evidence the succession of another Person to the Company, and the assumption by any such successor of the obligations of the Company, herein and in the Indenture in accordance with the terms of the Indenture; (e) comply with the TIA; (f) evidence the succession of another corporation to any Guarantor and assumption by any such successor of the Guarantee of such Guarantor pursuant to the Indenture; (g) evidence the release of any Guarantor; (h) evidence and provide for the acceptance of appointment of a successor Trustee with respect to the Notes; (i) or provide for the issuance and authorization of the Exchange Notes.

          11. Defaults and Remedies. The Indenture provides that each of the following constitutes an Event of Default:

          (i) the Company's failure to pay any installment of interest (or Liquidated Damages, if any) on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days,

          (ii) the Company's failure to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price on Notes validly tendered and not properly withdrawn pursuant to a Change of Control Offer or Asset Sale Offer, as applicable,

          (iii) the Company's failure or the failure by any of the Company's Subsidiaries to observe or perform any other covenant or agreement contained in the Notes or the Indenture and, except for the provisions under Section 4.3 and
Article V of the

Indenture the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding,

          (iv) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudicating the Company or any of its Significant Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or any of its Significant Subsidiaries under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree, judgment or order of a court of competent jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency for the Company, any of its Significant Subsidiaries, or any substantial part of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days;

          (v) the Company or any of its Significant Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any substantial part of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, fail generally to pay its debts as they become due, or take any corporate action in furtherance of any of the foregoing;

          (vi) a default in the Company's Indebtedness or the Indebtedness of any of its Subsidiaries with an aggregate amount outstanding in excess of $10,000,000 (a) resulting from the failure to pay principal at the stated maturity of such Indebtedness or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity,

          (vii) final unsatisfied judgments not covered by insurance aggregating in excess of $5,000,000, at any one time rendered against the Company or any of its Subsidiaries and not stayed, bonded or discharged within 60 days, and

          (viii) any Guarantee of a Guarantor ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void or any Guarantor denies or disaffirms its obligations under its Guarantee, in any case, other than in accordance with the terms of the Guarantee and the Indenture.

          12. Subordination. The Notes and the Guarantees are subordinated in right of payment, to the extent and in the manner provided in Article XII and
Section 11.5 of the Indenture, to the prior payment in full of all Senior Debt. The Company and the

Guarantors agree, and each Holder by accepting a Note consents and agrees, to the subordination provided in the Indenture and authorizes the Trustee to give it effect.


          13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

          14. No Recourse Against Others. No direct or indirect stockholder, partner, member, employee, manager, officer or director, as such, past, present or future, of the Company or any Guarantor, or any successor entity, shall have any personal liability in respect of the obligations of the Company or the Guarantors under the Notes or the Indenture solely by reason of his or its status as such stockholder, partner, member, employee, manager, officer or director; provided, that this Section 14 shall in no way limit the obligation of any Guarantor pursuant to any Guarantee of the Notes. Each Securityholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          17. Additional Rights of Holders of Transfer Restricted Notes./7/ In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Indenture, among the Company, the Guarantors and the Initial Purchasers (the "Registration Rights Agreement").

          18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon, and any such redemption shall not be affected by any defect in or omission of such numbers.



__________________________

/7/To be included only on Transfer Restricted Notes.

          19. Notation of Guarantee. As more fully set forth in the Indenture, each of the Guarantors from time to time, in accordance with the provisions of the Indenture, shall irrevocably and unconditionally and jointly and severally guarantee, in accordance with Article XI of the Indenture, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (a) the principal of, and premium, if any, Liquidated Damages, if any, and interest on the Notes will be paid on a senior subordinated basis in full when due, whether at the Maturity Date or Interest Payment Date, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise; (b) all other obligations of the Company to the Holders or the Trustee under the Indenture or under the Notes (including fees, expenses or other) will be promptly paid in full or performed, all in accordance with the terms of the Indenture and the Notes; and (c) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise. The obligations of each Guarantor under its Guarantee are subordinated in right of payment to the prior payment in full of all obligations in respect of Senior Debt of such Guarantor as set forth in Section
11.5 and Article XII of the Indenture and shall cease to apply, and shall be null and void, with respect to any Guarantor who, pursuant to Article XI of the Indenture, is released from its Guarantee or whose Guarantee otherwise ceases to be applicable pursuant to the terms of the Indenture.

          When a successor assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

          20. Governing Law. THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(B) OF THE NEW YORK CIVIL PRACTICE LAWS AND RULES.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                           DaVita Inc.
                           21250 Hawthorne Boulevard
                           Suite 800
                           Torrance, California  90503
                           Attention:  General Counsel
                           Telephone No.:  (310) 792-2600

                                Assignment Form

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.
________________________________________________________________________________

Date:__________________________


                               Your Signature:__________________________________
                   (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*

________________________________________________________________________________


*NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or
(iv) in such other guarantee program acceptable to the Trustee.

                       Option of Holder to Elect Purchase

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or 10.1 of the Indenture, check the box below:

               [_] Section 4.14                  [_] Section 10.1

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.14 or Section 10.1 of the Indenture, state the amount you elect to have purchased (in denominations of $1,000 only, except if you have elected to have all of your Notes purchased): $___________

Date:_________________          Your Signature: _________________________
                                (Sign exactly as your name appears on the Note)


                                         Tax Identification No.:______________
Signature Guarantee*

________________________________________________________________________________


*NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or
(iv) in such other guarantee program acceptable to the Trustee.

           SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE/8/

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                     Principal Amount of           Signature of
                    Amount of decrease in   Amount of increase in      this Global Note        authorized officer of
                     Principal Amount of    Principal Amount of      following such decrease    Trustee or Note
Date of Exchange      this Global Note       this Global Note             (or increase)            Custodian
----------------      ----------------       ----------------             -------------            ---------


______________________________

          /8/This should be included only if the Note is issues in global form

                                   GUARANTEE

          The Guarantors listed below (hereinafter referred to as the "Guarantors," which term includes any successors or assigns under the Indenture, dated the date hereof, among the Guarantors, the Company (defined below) and U.S. Trust Company of Texas, National Association, as trustee (the "Indenture") and any additional Guarantors), jointly and severally, irrevocably and unconditionally guarantee, in accordance with Article XI of the Indenture: (i) the due and punctual payment on a senior subordinated basis of the principal of, premium, if any, and interest and Liquidated Damages, if any, on the 9 1/4% Senior Subordinated Notes due 2011 (the "Notes") of DaVita Inc., a Delaware corporation (the "Company"), when due, subject to any expressly stated applicable grace period, whether at the Maturity Date, or Interest Payment Date, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise; (ii) the due and punctual payment or performance of all other obligations of the Company, to the Holders or the Trustee all in accordance with the terms set forth in Article XI of the Indenture; (iii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise; and (iv) the payment of any and all costs and expenses (including attorneys' fees) incurred by the Trustee in enforcing any rights under this Guarantee.

          The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article XI of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

          The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly subordinated to Senior Debt of the Guarantor as set forth in Section 11.5 and Article XII of the Indenture and reference is hereby made to such Section for the precise terms of such subordination.

          No direct or indirect stockholder, partner, member, employee, manager, officer or director, as such, past, present or future, of any of the Guarantors, or any successor entity, shall have any personal liability in respect of the obligations of any of the Guarantors under the Guarantees or the Indenture solely by reason of his or its status as such stockholder, partner, member, employee, manager, officer or director; provided, that this provision shall in no way limit the obligation of any Guarantor pursuant to this Guarantee.

          This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Company's obligations under the Notes and Indenture or until released or legally defeased in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not of collectibility.

          This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

          The obligations of each Guarantor under its Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

          THE TERMS OF ARTICLES XI AND XII OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

          Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

          IN WITNESS WHEREOF, each of the Guarantors has caused this instrument to be duly executed.

Dated:  April 11, 2001

                                    GUARANTORS
                                    ----------

                                    CARROLL COUNTY DIALYSIS FACILITY, INC.

                                    CONTINENTAL DIALYSIS CENTER, INC.

                                    CONTINENTAL DIALYSIS CENTER OF
                                    SPRINGFIELD-FAIRFAX, INC.

                                    DIALYSIS SPECIALISTS OF DALLAS, INC.

                                    EAST END DIALYSIS CENTER, INC.

                                    ELBERTON DIALYSIS FACILITY, INC.

                                    FLAMINGO PARK KIDNEY CENTER, INC.

                                    LINCOLN PARK DIALYSIS SERVICES, INC.

                                    MASON-DIXON DIALYSIS FACILITIES, INC.

                                    OPEN ACCESS SONOGRAPHY, INC.

                                    PENINSULA DIALYSIS CENTER, INC.

                                    RENAL TREATMENT CENTERS, INC.

                                    RENAL TREATMENT CENTERS-CALIFORNIA, INC.

                                    RENAL TREATMENT CENTERS-HAWAII, INC.

                                    RENAL TREATMENT CENTERS-ILLINOIS, INC.

                                    RENAL TREATMENT CENTERS-MID-ATLANTIC, INC.

                                    RENAL TREATMENT CENTERS-NORTHEAST, INC.

                                    RENAL TREATMENT CENTERS-SOUTHEAST, INC.

                                    RENAL TREATMENT CENTERS-WEST, INC.

                                    RTC-TEXAS ACQUISITION, INC.

                                    RTC TN, INC.

                                    TOTAL ACUTE KIDNEY CARE, INC.

                                    TOTAL RENAL CARE, INC.

                                    TOTAL RENAL CARE OF COLORADO, INC.

                                    TOTAL RENAL LABORATORIES, INC.

                                    TOTAL RENAL RESEARCH, INC.

                                    TOTAL RENAL SUPPORT SERVICES, INC.

                                    TRC OF NEW YORK, INC.

                                    TRI-CITY DIALYSIS CENTER, INC.

                                        By:_____________________________________
                                             Steven Udicious
                                             Vice President, General Counsel and
                                             Secretary of each of the above


                                        TRC WEST, INC.

                                        By:_____________________________________
                                             David Manheim
                                             Vice President and Secretary

                                        RTC HOLDINGS, INC.

                                        By:_____________________________________
                                             Steven J. Udicious
                                             President

                                        BEVERLY HILLS DIALYSIS PARTNERSHIP

                                          By:  TOTAL RENAL CARE, INC.
                                          Its: General Partner

                                           By:__________________________________
                                                Steven Udicious
                                                Vice President, General Counsel
                                                and Secretary


                                        CRESCENT CITY DIALYSIS PARTNERSHIP

                                          By:  TOTAL RENAL CARE, INC.
                                          Its: General Partner

                                           By:__________________________________
                                                Steven Udicious
                                                Vice President, General Counsel
                                                and Secretary

                                        HOUSTON KIDNEY CENTER/TOTAL RENAL CARE
                                        INTEGRATED SERVICE NETWORK LIMITED PART-
                                        NERSHIP

                                          By:  TOTAL RENAL CARE, INC.
                                          Its: General Partner


                                           By:__________________________________
                                                Steven Udicious
                                                Vice President, General Counsel
                                                and Secretary

                                        KENNER REGIONAL DIALYSIS PARTNERSHIP

                                          By:  TOTAL RENAL CARE, INC.
                                          Its: General Partner


                                           By:__________________________________
                                                Steven Udicious
                                                Vice President, General Counsel
                                                and Secretary

                                        SUNRISE DIALYSIS PARTNERSHIP

                                          By:  TOTAL RENAL CARE, INC.
                                          Its: General Partner


                                           By:__________________________________
                                                Steven Udicious
                                                Vice President, General Counsel
                                                and Secretary

                                        TOTAL RENAL CARE/PERALTA RENAL CENTER
                                        PARTNERSHIP

                                          By:  TOTAL RENAL CARE, INC.
                                          Its: General Partner

                                           By:__________________________________
                                                Steven Udicious
                                                Vice President, General Counsel
                                                and Secretary

                                        TOTAL RENAL CARE/PIEDMONT DIALYSIS
                                        PARTNERSHIP

                                          By:  TOTAL RENAL CARE, INC.
                                          Its: General Partner

                                           By:__________________________________
                                                Steven Udicious
                                                Vice President, General Counsel
                                                and Secretary

                                        TOTAL RENAL CARE TEXAS LIMITED
                                        PARTNERSHIP

                                          By:  TOTAL RENAL CARE, INC.
                                          Its: General Partner

                                           By:__________________________________
                                                Steven Udicious
                                                Vice President, General Counsel
                                                and Secretary

                                        TRC-INDIANA, LLC

                                          By:  TOTAL RENAL CARE, INC.
                                          Its: Manager

                                           By:__________________________________
                                                Steven Udicious
                                                Vice President, General Counsel
                                                and Secretary

                                        TOTAL RENAL CARE OF UTAH, L.L.C.

                                          By: TOTAL RENAL CARE, INC.

                                           By:__________________________________
                                                Steven Udicious
                                                Vice President, General Counsel
                                                and Secretary

                                   EXHIBIT B
                        FORM OF CERTIFICATE OF TRANSFER

DaVita Inc.
21250 Hawthorne Boulevard
Torrance, California  90503
Attention: General Counsel

U.S. Trust Company of Texas, National Association
2001 Ross Avenue, Suite 2700
Dallas, Texas 75201
Attention:  Corporate Trust Administration

         Re: 9 1/4% Senior Subordinated Notes due 2011

Ladies and Gentlemen:

     Reference is hereby made to the Indenture, dated as of April 11, 2001
(the "Indenture"), among DaVita Inc., as issuer (the "Company"), the Guarantors party thereto and U.S. Trust Company of Texas, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. ______________, (the "Transferor") owns and proposes to transfer the Note[s] or interest[s] in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interest[s] (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.       [_]        Check if Transferee will take delivery of a beneficial
interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.        [_]       Check if Transferee will take delivery of a beneficial
interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed Transfer is being made prior to the expiration of the Distribution Compliance Period, the Transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) and the interest transferred will be held immediately thereafter through Euroclear or Clearstream. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.        [_]       Check and complete if Transferee will take delivery of a
beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any State of the United States, and accordingly the Transferor hereby further certifies that (check one):

          (a)       [_]       Such Transfer is being effected pursuant to and in
          accordance with Rule 144 under the Securities Act; or

          (b)       [_]       Such Transfer is being effected to the Company or
          a subsidiary thereof; or

          (c)       [_]       Such Transfer is being effected pursuant to an
          effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

          (d)       [_]       such Transfer is being effected to an
          Institutional Accredited and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Note and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in a form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification and provided to the Company, which has confirmed its acceptability), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

4.        [_]       Check if Transferee will take delivery of a beneficial
interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

          (a)       [_]       Check if Transfer is Pursuant to Rule 144. (i) The
   Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture and the Securities Act.

          (b)       [_]       Check if Transfer is Pursuant to Regulation S. (i)
   The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture and the Securities Act.

          (c)       [_]       Check if Transfer is Pursuant to Other Exemption.
   (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

_______________________________             Dated: ____________________________
[Insert Name of Transferor]


By: ____________________________
  Name:
  Title:

                      ANNEX A TO CERTIFICATE OF TRANSFER

1.       The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

         (a)  [_]     a beneficial interest in the:

              (i)     [_]  144A Global Note (CUSIP  _______), or

              (ii)    [_]  Regulation S Global Note (CUSIP  _______), or

         (b)  [_]     a Restricted Definitive Note.

2.       After the Transfer the Transferee will hold:

[CHECK ONE]

         (a)  [_]     a beneficial interest in the:

              (i)     [_]  144A Global Note (CUSIP  _______), or

              (ii)    [_]  Regulation S Global Note (CUSIP  _______), or

              (iii)   [_]  Unrestricted Global Note (CUSIP  _______); or

         (b)  [_]     a Restricted Definitive Note; or

         (c)  [_]     an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

                                   EXHIBIT C
                        FORM OF CERTIFICATE OF EXCHANGE


DaVita Inc.
21250 Hawthorne Boulevard
Torrance, California  90503
Attention: General Counsel

U.S. Trust Company of Texas, National Association
2001 Ross Avenue, Suite 2700
Dallas, Texas 75201
Attention:  Corporate Trust Administration

         Re: 9 1/4% Senior Subordinated Notes due 2011

Ladies and Gentlemen:

               Reference is hereby made to the Indenture, dated as of April 11, 2001 (the "Indenture"), between DaVita Inc., as issuer (the "Company"), the Guarantors party thereto and U.S. Trust Company of Texas, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

               ____________, (the "Owner") owns and proposes to exchange the Note[s] or interest[s] in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interest[s] (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

               1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

                  (a)         [_]       Check if Exchange is from beneficial
interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global
Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

                  (b)         [_]       Check if Exchange is from beneficial
interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

                  (c)         [_]       Check if Exchange is from Restricted
Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies
(i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

                  (d)         [_]       Check if Exchange is from Restricted
Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

     2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

                  (a)    [_]   Check if Exchange is from beneficial interest in
a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

                  (b)    [_]   Check if Exchange is from Restricted Definitive
Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the: [CHECK ONE] 144A Global Note or Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.



--------------------------
[Insert Name of Owner]



By:_______________________
 Name:
 Title:


Dated:________________

                                   EXHIBIT D
                      FORM OF CERTIFICATE FROM ACQUIRING
                       INSTITUTIONAL ACCREDITED INVESTOR


DaVita Inc.
21250 Hawthorne Boulevard
Torrance, California  90503
Attention: General Counsel

U.S. Trust Company of Texas, National Association
2001 Ross Avenue, Suite 2700
Dallas, Texas 75201
Attention:  Corporate Trust Administration

         Re: 9 1/4% Senior Subordinated Notes due 2011

Ladies and Gentlemen:

               Reference is hereby made to the Indenture, dated as of April 11, 2001 (the "Indenture"), between DaVita Inc., as issuer (the "Company"), the Guarantors party thereto and U.S. Trust Company of Texas, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

               In connection with our proposed purchase of $____________ aggregate principal amount of: (a) a beneficial interest in a Global Note, or
(b) a Definitive Note, we confirm that:

               1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

               2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (1) in the United States to a person whom the seller reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities
Act) in a transaction meeting the requirements of Rule 144A, (2) outside the United States in an offshore transaction in accordance with Rule 904 under the Securities Act, (3) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (4) pursuant to an effective registration statement under the Securities Act, in each of cases
(1) through (4) in accordance with any applicable securities laws of any state of the United States, and we further agree to notify any purchaser of the Notes from us of the resale restrictions referred to above.

               3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Notes or beneficial interest therein acquired by us must be effected through one of the Initial Purchasers.

               4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

               5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

               You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

_______________________________             Dated: __________________, ____
[Insert Name of Accredited Investor]



By:_______________________________
Name:
Title: